                                                                     Exhibit 4.3



--------------------------------------------------------------------------------


                        POOLING AND SERVICING AGREEMENT

                                     among


                      ACC CONSUMER FINANCE CORPORATION
                           as Sponsor and Servicer



                        ------------------------------,
                           as [Master Administrator]

                     ------------------------------------,
                              as [Master Servicer]

                          --------------------------,
                           as Originator and Servicer

                                      and

                             --------------------,
                                   as Trustee

                        Dated as of              , 199
                                    -------------     -

                       [ACC AUTOMOBILE RECEIVABLES TRUST]


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----
                                                              ARTICLE I

                                                             DEFINITIONS

         SECTION 1.01.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
         SECTION 1.02.    Provisions of General Application . . . . . . . . . . . . . . . . . . . . .       18
         SECTION 1.03.    Calculation of Quarterly Interest . . . . . . . . . . . . . . . . . . . . .       19

                                                              ARTICLE II

                                                       TRANSFER OF TRUST ASSETS

         SECTION 2.01.    Conveyance of Transferred Assets  . . . . . . . . . . . . . . . . . . . . .       19
         SECTION 2.02.    Acceptance by Trustee and Appointment of the [Master Servicer] as Custodian       19
         SECTION 2.03.    Additional Purchases  . . . . . . . . . . . . . . . . . . . . . . . . . . .       20
         SECTION 2.04.    Conditions Precedent to All Purchases . . . . . . . . . . . . . . . . . . .       21
         SECTION 2.05.    Grant of Security Interest; Tax Treatment.  . . . . . . . . . . . . . . . .       22
         SECTION 2.06.    Further Action Evidencing Assignments.  . . . . . . . . . . . . . . . . . .       23

                                                             ARTICLE III

                                                    REPRESENTATIONS AND WARRANTIES

         SECTION 3.01.    Representations and Warranties of the Sponsor . . . . . . . . . . . . . . .       24
         SECTION 3.02.    Representations and Warranties as to Each Auto Loan and the other
                            Transferred Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
         SECTION 3.03.    Repurchases and Purchases . . . . . . . . . . . . . . . . . . . . . . . . .       28

                                                              ARTICLE IV

                                                      SERVICING OF TRUST ASSETS

         SECTION 4.01.    [Appointment of [Master Servicer] . . . . . . . . . . . . . . . . . . . . .       29
         SECTION 4.02.    Subservicing Agreements Between Servicer and Subservicer. . . . . . . . . .       31
         SECTION 4.03.    Representations and Warranties of the Servicer and the [Master Servicer]  .       32
         SECTION 4.04.    Duties and Responsibilities of the Servicer . . . . . . . . . . . . . . . .       33
         SECTION 4.05.    Fidelity Bond, Errors and Omissions Insurance . . . . . . . . . . . . . . .       36
         SECTION 4.06.    Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37
         SECTION 4.07.    Trustee to Cooperate  . . . . . . . . . . . . . . . . . . . . . . . . . . .       37

                                                                                                            PAGE
                                                                                                            ----
         SECTION 4.08.    Servicing Fee; Servicing Expenses . . . . . . . . . . . . . . . . . . . . .       38
         SECTION 4.09.    [Master Servicer] To Maintain Computer Link . . . . . . . . . . . . . . . .       38
         SECTION 4.10.    [Master Servicer] and Servicer Not to Resign  . . . . . . . . . . . . . . .       39
         SECTION 4.11.    Change in Business of the [Master Servicer] or the Servicer . . . . . . . .       39
         SECTION 4.12.    Events of Master Servicing Termination  . . . . . . . . . . . . . . . . . .       40
         SECTION 4.13.    Appointment of the Successor Master Servicer  . . . . . . . . . . . . . . .       41
         SECTION 4.14.    Events of Servicing Termination . . . . . . . . . . . . . . . . . . . . . .       42
         SECTION 4.15.    Appointment of the Successor Servicer . . . . . . . . . . . . . . . . . . .       44
         SECTION 4.16.    Effect of Service Transfer  . . . . . . . . . . . . . . . . . . . . . . . .       45
         SECTION 4.17.    Annual Reports; Statements as to Compliance . . . . . . . . . . . . . . . .       46
         SECTION 4.18.    Annual Independent Public Accountants' Servicing Report.  . . . . . . . . .       47
         SECTION 4.19.    Servicer Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       47

                                                             [ARTICLE V]

                                                     [THE [MASTER ADMINISTRATOR]]

         SECTION 5.01.    Appointment of [Master Administrator].  . . . . . . . . . . . . . . . . . .       49
         SECTION 5.02.    Subcontracting Agreements Between Master Administrator and Subcontractor. .       49
         SECTION 5.03.    Duties and Responsibilities of the Master Administrator . . . . . . . . . .       50
         SECTION 5.04.    Representations and Warranties of the [Master Administrator]  . . . . . . .       51
         SECTION 5.05.    Monthly Administrator Fee; Administrator Expenses . . . . . . . . . . . . .       52
         SECTION 5.06.    [Master Administrator] Not to Resign  . . . . . . . . . . . . . . . . . . .       52
         SECTION 5.07.    Events of Administrator Termination . . . . . . . . . . . . . . . . . . . .       52
         SECTION 5.08.    Appointment of the Successor Master Administrator . . . . . . . . . . . . .       54
         SECTION 5.09.    Annual Reports; Annual Statement as to Compliance . . . . . . . . . . . . .       55
         SECTION 5.10.    Other Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
         SECTION 5.11.    Reports of the [Master Administrator] . . . . . . . . . . . . . . . . . . .       56

                                                              ARTICLE VI

                                                           THE CERTIFICATES

         SECTION 6.01.    The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
         SECTION 6.02.    Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . .       60
         SECTION 6.03.    Registration of Transfer and Exchange of Certificates . . . . . . . . . . .       61
         SECTION 6.04     Appointment of Paying Agent . . . . . . . . . . . . . . . . . . . . . . . .       62

                                                                                                          PAGE
                                                                                                          ----
         SECTION 6.05.    Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . .       63
         SECTION 6.06.    Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
         SECTION 6.07.    Access to List of Certificateholders' Names and Addresses . . . . . . . . .       64
         SECTION 6.08.    Acts of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . .       64
         SECTION 6.09     Notices to Depository . . . . . . . . . . . . . . . . . . . . . . . . . . .       65

                                                             ARTICLE VII

                                                      DEPOSITS AND DISTRIBUTIONS

         SECTION 7.01.    Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . .       65
         SECTION 7.02.    Establishment and Administration of the Collection Account  . . . . . . . .       66
         SECTION 7.03.    Establishment and Administration of the Cash Reserve Account  . . . . . . .       67
         SECTION 7.04.    Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       68
         SECTION 7.05.    Reports to Certificateholders . . . . . . . . . . . . . . . . . . . . . . .       71

                                                             ARTICLE VIII

                                                               REMEDIES

         SECTION 8.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       71
         SECTION 8.02.    Declaration of Principal Amortization Event . . . . . . . . . . . . . . . .       73
         SECTION 8.03.    Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . .       73
         SECTION 8.04.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . .       73
         SECTION 8.05.    Trustee May Enforce Claims Without Possession of Investor Certificates  . .       74
         SECTION 8.06.    Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . .       75
         SECTION 8.07.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . .       75
         SECTION 8.08.    Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . .       75
         SECTION 8.09.    Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . .       76
         SECTION 8.10.    Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . .       76
         SECTION 8.11.    Control by Certificateholders . . . . . . . . . . . . . . . . . . . . . . .       76
         SECTION 8.12.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .       76
         SECTION 8.13.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .       77
         SECTION 8.14.    Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . .       77

                                                                                                            PAGE
                                                                                                            ----
                                                              ARTICLE IX

                                                 LIMITATION ON LIABILITY; INDEMNITIES

         SECTION 9.01.    Liabilities of Obligors and Insurers  . . . . . . . . . . . . . . . . . . .       77
         SECTION 9.02.    Limitation on Liability of the Sponsor, the [Master Servicer], Servicer
                            and the [Master Administrator]  . . . . . . . . . . . . . . . . . . . . .       78
         SECTION 9.03.    Indemnities of the [Master Servicer], the Servicer and the [Master Administrator] 78

                                                              ARTICLE X

                                                             THE TRUSTEE

         SECTION 10.01.   Certain Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       79
         SECTION 10.02.   Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
         SECTION 10.03.   Certain Matters Affecting the Trustee . . . . . . . . . . . . . . . . . . .       81
         SECTION 10.04.   Trustee Not Liable for Certificates or Auto Loans . . . . . . . . . . . . .       83
         SECTION 10.05.   Trustee May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . .       84
         SECTION 10.06.   The [Master Administrator] to Pay Trustee's Fees and Expenses . . . . . . .       84
         SECTION 10.07.   Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . .       84
         SECTION 10.08.   Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . . . . .       84
         SECTION 10.09.   Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
         SECTION 10.10.   Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . .       86
         SECTION 10.11.   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86

                                                              ARTICLE XI

                                                            MISCELLANEOUS

         SECTION 11.01.   Termination of Agreement; Optional Repurchase.  . . . . . . . . . . . . . .       86
         SECTION 11.02.   Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       88
         SECTION 11.03.   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       88
         SECTION 11.04.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       89
         SECTION 11.05.   Notices and Reports to be Delivered to the Rating Agency  . . . . . . . . .       91
         SECTION 11.06.   Merger and Integration  . . . . . . . . . . . . . . . . . . . . . . . . . .       91
         SECTION 11.07.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91
         SECTION 11.08.   Certificates Nonassessable and Fully Paid . . . . . . . . . . . . . . . . .       92
         SECTION 11.09.   Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . .       92
         SECTION 11.10.   No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       92
         SECTION 11.11.   GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL  . . . . . . .       92
         SECTION 11.12.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       93

 EXHIBITS
 --------
Exhibit A        Form of Purchase Agreement
Exhibit B        Auto Loan Protection Policy
Exhibit C        Blanket Collateral Protection Policy
Exhibit D        Form of Assignment
Exhibit E        Form of Release and Assignment
Exhibit F        Form of Servicer Report
Exhibit G        Form of Master Administrator Report
Exhibit H        Form of Investor Certificate
Exhibit I        Form of Seller Certificate
Exhibit J        Form of Depository Agreement
Exhibit K        Form of Issuance Supplement

SCHEDULES
---------

Schedule 1       List of Auto Loans

                 POOLING AND SERVICING AGREEMENT, dated as of ___________, 199_, among ACC CONSUMER FINANCE CORPORATION, a Delaware corporation, its successors and permitted assigns, as Sponsor and as Servicer (the "Sponsor" and the "Servicer" respectively), __________________________________, a __________
corporation, its successors and permitted assigns as [Master Administrator] (the "[Master Administrator]"), _____________________________________ a
_________ corporation, its successors and permitted assigns, as [Master Servicer] (the "[Master Servicer]"), _______________, a ____________
corporation, its successors and permitted assigns, as Originator (the "Originator") and _________________________, a _______________ corporation, its successors and permitted assigns, as trustee (the "Trustee").


                              W I T N E S S E T H:


                 WHEREAS, the Sponsor is a bankruptcy-remote corporation formed for the purpose of acting as the issuer of certain certificates representing undivided beneficial interests in trusts, including the trust to be established pursuant to this Agreement of consumer automobile loans and certain other rights and properties pertaining to the Automobile Receivables Trust] (the "Trust");

                 WHEREAS, the Sponsor will acquire from time to time consumer automobile loans financing the purchase of automobiles and light trucks, which loans create a lien or security interest in the automobile financed thereunder in favor of the loan holder (the "Auto Loans");

                 WHEREAS, the Sponsor intends that the Trust will purchase the Auto Loans from the Sponsor simultaneously with the acquisition of such Auto Loans by the Sponsor;

                 [WHEREAS, the [Master Administrator] has been requested and is willing to direct the Trustee to make certain distributions of funds in connection with amounts received as proceeds from the Auto Loans, investment income, and payment of principal of and interest on, the Certificates and to otherwise perform certain administrative functions in connection with the transactions contemplated hereby;]

                 WHEREAS, in order to effectuate the purposes of this Agreement, the Sponsor, the [Master Administrator] and the Trustee desire that [a master servicer and] a servicer be appointed to perform certain servicing and collection functions in respect of the Auto Loans to be acquired by the Trust for the benefit of the Certificateholders as their interests appear herein; and

                 WHEREAS, ACC Consumer Finance Corporation and ___ have been requested and [each] is willing to act as [the [Master Servicer] and] the Servicer[, respectively,] hereunder.

                 NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                 "ACTUARIAL LOAN" means any Auto Loan in which the method of allocating payments of principal and interest is the Actuarial Method.

                 "ACTUARIAL METHOD" means the method of allocating a fixed level monthly payment on an Auto Loan between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of one-twelfth of the APR multiplied by the Principal Balance.

                 "ADMINISTRATOR TRANSFER" has the meaning specified in Section 5.07.

                 "ADVERSE CLAIM" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement.

                 "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "AGGREGATE EXCESS INTEREST" means, with respect to any Distribution Date, an amount not less than zero, equal to the total of (a) the aggregate amount of interest collected on all of the Auto Loans during the immediately preceding Due Period minus (b) the amount of interest on the Investor Certificates calculated pursuant to Section 7.04(c)(i)(A) in respect of such Distribution Date minus (c) the amount of interest on the Originator Certificate calculated pursuant to Section 7.04(c)(iii) in respect of such Distribution Date minus (d) the Trust Operating Expenses with respect to the immediately preceding Due Period.

                 "AGREEMENT" means this Pooling and Servicing Agreement, as amended or supplemented from time to time including all exhibits and schedules hereto and thereto.

                 "APPLICANTS" has the meaning specified in Section 6.07.

                 "APR" means the annual percentage rate of an Auto Loan as determined according to the related contractual documents with the Obligor thereof.

                 "ASSIGNMENT" means collectively, with respect to any Auto Loan, the related Sale Assignment and Purchase Assignment.

                 "AUTHORIZED OFFICER" means, with respect to any corporation or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or the general partner of such partnership specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents in connection with this Agreement on behalf of such corporation or partnership, as the case may be.

                 "AUTO LOAN" means a consumer loan arising from the sale of an Automobile and conveyed to the Trust by the Sponsor as part of the Trust Assets, and includes, without limitation, (a) the related Assignment, (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor thereunder, (c) all guarantees, indemnities and warranties, insurance policies (but not including the Insurance Policies), certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Auto Loan, (d) all collections and records with respect to the foregoing, and (e) all proceeds of any of the foregoing.

                 "AUTO LOAN PROTECTION POLICY" means one of the Insurance Policies a copy of which is attached hereto as Exhibit B insuring against loss in the amount of the difference between (a) the unpaid balance of an Auto Loan and accrued or earned interest thereon (after certain refundable items, repossession expenses and applicable deductible have been subtracted) and (b) the liquidated value of the repossessed Automobile.

                 "AUTOMOBILES" means new and used automobiles and light trucks, the purchase of which the Obligors financed by the Auto Loans.

                 "AVAILABLE CASH RESERVE AMOUNT" means, on any date of determination, the amount on deposit in the Cash Reserve Account.

                 "AVAILABLE DISTRIBUTION AMOUNT" means, on any Distribution Date, the amount of Available Funds remaining after the payment of the Trust Operating Expenses with respect to the immediately preceding Due Period.

                 "AVAILABLE FUNDS" means for any Monthly Fee Date or Distribution Date, (a) all amounts representing Payments collected during the immediately preceding month or Due Period, as the case may be, (b) all Recoveries on Defaulted Auto Loans received during such month or Due Period, and (c) all amounts retained in the Collection Account pursuant to Section 7.04(c)(vi) and 7.04(d)(vii) (net of investment earnings on such amounts).

                 "AVAILABLE PURCHASE AMOUNT" means, on any date of determination, an amount equal to the sum of (a) $__________ minus (b) the then aggregate Principal Balance of Auto Loans previously purchased by the Trust.

                 "AVAILABLE SUBORDINATION AMOUNT" means for any Distribution Date, the sum of (a) the then applicable Maximum Subordination Amount minus (b) the Cumulative Subordination Payments.

                 "BLANKET COLLATERAL PROTECTION POLICY" means one of the Insurance Policies, a copy of which is attached hereto as Exhibit C, insuring against loss or damages to an Automobile.

                 "BOOK-ENTRY CERTIFICATES" has the meaning specified in Section 6.01(b).

                  "BUSINESS DAY" means any day other than a Saturday or a Sunday, or another day on which banks in the State of New York generally, or the City of New York, the State of _______ generally, (or such other cities and states in which the Corporate Trust Office, the principal administrative offices of the [Master Administrator], Certificate Registrar and Transfer Agent, and Paying Agent or the principal offices of the [Master Servicer] or the Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required, or authorized by law, to close.

                 "CASH RESERVE ACCOUNT" means the account described in Section 7.03(a).

                 "CERTIFICATE RATE" means the rate per annum specified in the Issuance Supplement as the rate per annum at which interest accrues in respect of the Investor Certificates and the Originator Certificate.

                 "CERTIFICATES" means on any date the Originator Certificate and the Investor Certificates issued and outstanding on such date.

                 "CERTIFICATEHOLDER" means the registered holder of an Investor Certificate or the Originator Certificate, as the case may be.

                 "CERTIFICATEHOLDERS' INTEREST" has the meaning specified in
Section 7.01(a).

                 "CERTIFICATE REGISTRAR AND TRANSFER AGENT" has the meaning specified in Section 6.03(a).

                 "CERTIFICATE REGISTER" has the meaning specified in Section
6.03.

                 "CLOSING DATE" means ___________, 199_.

                 "CODE" means the Internal Revenue Code of 1986.

                 "COLLECTION ACCOUNT" means the account described in Section 7.02(a).

                 "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 11.03.

                 "CREDIT AND COLLECTION POLICIES" means written policies consistent with the requirements of the Pooling and Servicing Agreement in effect from time to time formulated by the [Master Administrator] in consultation with the Servicer and agreed to by the [Master Servicer] as to the requirements of certain servicing matters.

                 "CUMULATIVE SUBORDINATION PAYMENTS" means, for any Distribution Date, an amount equal to the sum of (a) all payments made to the Investor Certificateholders minus (b) amounts attributable to interest on any Shortfall, calculated at the Certificate Rate, over the term of this Agreement up to and including such Distribution Date minus (c) the Investor's Share of the Available Distribution Amount determined for all Distribution Dates up to and including such Distribution Date.

                 "DEALER" means each automobile dealer with whom an Originator has entered into an agreement which provides for, among other things, the origination of the Auto Loans.

                 "DEBT" means for any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

                 "DEFAULTED AUTO LOAN" means, for any Due Period, (a) an Auto Loan as to which a claim has been submitted under the terms of the Insurance Policies to the extent such Auto Loan is eligible for coverage thereunder, (b) an Auto Loan determined to be uncollectible in accordance with the Servicer's customary practices on or prior to the last day of such Due Period or (c) an Auto Loan repurchased by the Originator or the Sponsor or purchased by the [Master Servicer] pursuant to Section 3.03.

                 "DEFINITIVE CERTIFICATES" has the meaning specified in Section 6.01(b).

                 "DEPOSIT DATE" means the Business Day immediately preceding each related Distribution Date or Monthly Fee Date.

                 "DEPOSITORY" means The Depository Trust Company or a successor appointed by the [Master Administrator]. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

                 "DEPOSITORY AGREEMENT" means the agreement among the Sponsor, the Trustee, the [Master Administrator] and the Depository dated on or before the Issuance Date, substantially in the form of Exhibit J.

                 "DEPOSITORY PARTICIPANT" means a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                 "DETERMINATION DATE" means the 15th day of each month (or the preceding Business Day, if such day is not a Business Day) on which the [Master Administrator] will determine, among other things, the Available Funds.

                 "DISTRIBUTION DATE" means the 20th day of each month specified as a month in which a Distribution Date occurs in the Issuance Supplement (or, if such day is not a Business Day, the next succeeding Business Day).

                 "DOLLAR" and "$" means lawful currency of the United States of America.

                 "DUE PERIOD" means with respect to the first Due Period following the Issuance Date, the period from the Issuance Date to the last day of the calendar month immediately preceding the first Distribution Date, and thereafter, the three consecutive calendar months immediately preceding each subsequent Distribution Date.

                 "DUFF & PHELPS" means Duff & Phelps Credit Rating Co., a nationally recognized statistical rating organization, and any successor thereto.

                 "ELECTRONIC LEDGER" means the electronic master record of the Auto Loans maintained by the Servicer.

                 "ELIGIBLE ACCOUNT" means a segregated account, which may be an account maintained with the Trustee, which is either (a) maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least BBB+ by Duff & Phelps (or, if such obligations are not rated by Duff & Phelps, BBB+ by Standard & Poor's and Baa1 by Moody's, provided, that if only one such rating agency rates such institution, such single rating shall suffice), or (b) a segregated trust account or similar account maintained with a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b).

                 "ELIGIBLE INVESTMENTS" means any of the following:

                 (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

                 (b) repurchase agreements on obligations specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated no less than Duff-1 by Duff & Phelps or, if not rated by Duff & Phelps, no less than A-1 by Standard & Poor's and P-1 by Moody's (provided, that if only one such rating agency rates such party, such single rating shall suffice);

                 (c) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated no less than Duff-1 by Duff & Phelps or, if not rated by Duff & Phelps, no less than A-1 by Standard & Poor's and P-1 by Moody's (provided, that if only one such rating agency rates such party, such single rating shall suffice);

                 (d) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition are rated no less than Duff-1 by Duff & Phelps or, if not rated by Duff & Phelps, no less than A-1 by Standard & Poor's and P-1 by Moody's (provided, that if only one such rating agency rates such party, such single rating shall suffice);

                 (e) securities of money market funds rated AAm or better by Standard & Poor's and Aa by Moody's (provided, that if only one such rating agency rates such fund, such single rating shall suffice); and

                 (f) such other investment grade investments as shall be acceptable to the Rating Agency.

                 "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

                 "EVENT OF ADMINISTRATOR TERMINATION" has the meaning specified in Section 5.07.

                 "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

                 "EVENT OF MASTER SERVICING TERMINATION" has the meaning specified in Section 4.12.

                 "EVENT OF SERVICING TERMINATION" has the meaning specified in
Section 4.14.

                 "EXPECTED FINAL PAYMENT DATE" means the date specified as such in the Issuance Supplement.

                 "FRACTIONAL UNDIVIDED INTEREST" means the fractional undivided interest in the Investor Certificate Principal Balance that is evidenced by an Investor Certificate and that is set forth on the face of such Investor Certificate; provided, however, that the Trust shall only issue Investor Certificates evidencing in the aggregate Fractional Undivided Interests totalling 100% of the Investor Certificate Principal Balance.

                 "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

                 "GOVERNMENTAL AUTHORITY" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                 "INDEPENDENT PUBLIC ACCOUNTANT" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young
(e) KMPG Peat Marwick and (f) Price Waterhouse (and any successors thereof); provided, that such firm is independent with respect to the [Master Servicer], the Servicer, or any Subservicer, as the case may be, within the meaning of the Securities Act of 1933.

                 "INDIVIDUAL SOLD BALANCE" means (a) with respect to any Actuarial Auto Loan and any Precomputed Auto Loan, the present value of all Scheduled Payments for such Auto Loan due on or after the effective date of its transfer to the Trust (calculated based on the assumption that each such Scheduled Payment is paid on its due date), discounted monthly at one-twelfth of the related APR and (b) with respect to any Simple Interest Auto Loan, the principal balance thereof as of the effective date of its transfer to the Trust.

                 "INITIAL PRINCIPAL AMOUNT" means the initial principal amount of the Investor Certificates authenticated and delivered on the Issuance Date.

                 "INSURANCE COMPANIES" means _________________________.

                 "INSURANCE POLICIES" means the Auto Loan Protection Policy and the Blanket Collateral Protection Policy issued by _____ at the request of the Sponsor in the name of the Trust and attached hereto as Exhibits B and C, respectively.

                 "INSURER" means _________________________.

                 "INTENDED TAX CHARACTERIZATION" has the meaning specified in
Section 2.05(b).

                 "INTEREST-ONLY PERIOD" means the period commencing on the Issuance Date until the first day of the Principal Amortization Period.

                 "INVESTOR CERTIFICATE PRINCIPAL BALANCE" means, for any Distribution Date, the Initial Principal Amount reduced by all prior payments to the Investor Certificateholders allocable to principal.

                 "INVESTOR CERTIFICATES" means the Certificates issued pursuant hereto.

                 "INVESTOR CERTIFICATEHOLDER" means the holder of record of an Investor Certificate.

                 "INVESTOR'S SHARE" means, with respect to any Distribution Date, the percentage, which shall not be greater than ____%, specified as the "Investor's Share" in the Issuance Supplement.

                 "ISSUANCE DATE" means the date specified as such in the Issuance Supplement on which the Investor Certificates will be authenticated and delivered by the Trustee in accordance with the provisions of Section 6.02(b).

                 "ISSUANCE NOTICE" has the meaning specified in Section 6.02(b)(i).

                 "ISSUANCE SUPPLEMENT" means a supplement to this Agreement complying with the terms of Section 6.02(b)(vi) and executed in conjunction with the issuance of the Investor Certificates.

                 "LIST OF AUTO LOANS" means a list containing the Required Information with respect to each Auto Loan delivered to the Trustee and certified by a duly authorized officer of the Sponsor which is attached hereto as Schedule 1.

                 "LOAN FILE" means, with respect to any Auto Loan, the original loan and security agreement evidencing the Auto Loan and originals or copies of such other documents and instruments relating to each Auto Loan and the security interest on the selected Automobile as specified in the Credit and Collection Policies.

                 "[MASTER ADMINISTRATOR] DUTIES" has the meaning specified in
Section 5.01(b).

                 "[MASTER ADMINISTRATOR]'S REPORT" has the meaning specified in
Section 5.11.

                 "MAXIMUM SUBORDINATION AMOUNT" means, on any Distribution Date, an amount equal to the product of (a) the Originator's Share and (b) the aggregate Principal Balance of the Auto Loans specified in the Issuance Supplement.

                 "MONTHLY ADMINISTRATOR FEE" means, with respect to any Monthly Fee Date, a fee equal to the sum of (a) all late payment penalties paid by Obligors on Auto Loans not paid to the [Master

Servicer] pursuant to Section 4.08 during the immediately preceding calendar month, (b) any prepayment penalties paid by Obligors in connection with any prepayment of any Auto Loan (such penalties to include the excess of the amount received from and not rebated to the Obligor in connection with a prepayment in full of a Precomputed Auto Loan or an Actuarial Loan over the outstanding Principal Balance plus accrued interest, determined in accordance with the Actuarial Method) during the immediately preceding calendar month; and (c) all net investment earnings on Eligible Investments in respect of the Collection Account and the Cash Reserve Account during the period from the second preceding Deposit Date to the immediately preceding Deposit Date.

                 "MONTHLY FEE DATE" means the 20th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) commencing __________ 20, 199_.

                 "MONTHLY SERVICING FEE" means, with respect to any Monthly Fee Date, a fee equal to (a) the product of (i) ____% and (ii) the aggregate Principal Balance of the Auto Loans as of the end of the month immediately preceding such Monthly Fee Date, plus (b) the Reimbursable Servicer Expenses, plus (c) the Servicer Penalty Payment Amount, plus (d) the Servicer Variable Amount.

                 "MONTHLY SUBROGATION AMOUNT" means, with respect to any Monthly Fee Date, amounts determined by the [Master Administrator] to be payable to the Insurer in respect of claims paid under the Insurance Policies in connection with the Insurer's subrogation rights thereunder during the immediately preceding calendar month.

                 "MOODY'S" means Moody's Investors Service, Inc., a nationally recognized statistical rating organization, and any successor thereto.

                 "OBLIGOR" means, with respect to any Auto Loan, the Person primarily obligated to make payments in respect thereto.

                 "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary, an Assistant Secretary, or the manager of such Person.

                 "OPINION OF COUNSEL" means a written opinion of counsel (who may be counsel to the Sponsor, the [Master Administrator], the [Master Servicer] or the Servicer), which opinion is acceptable to the Trustee.

                 "ORIGINATOR CERTIFICATE" means the Certificate authenticated by the Trustee pursuant to Section 6.02.

                 "ORIGINATOR CERTIFICATE PRINCIPAL BALANCE" means, on any date of determination, (a) prior to the Issuance Date, the sum of

(i) the initial principal amount of the Originator Certificate plus (ii) any additions to the Originator Certificate Principal Balance pursuant to Section 2.03(a) and (b) on and after the Issuance Date, the sum of (i) the Originator Certificate Principal Balance determined on the Issuance Date plus (ii) any additions to the Originator Certificate Principal Balance pursuant to Section 2.03(a) minus (iii) all prior payments to the Originator Certificateholder in reduction of principal pursuant to Section 7.04(c)(ii) and Section 7.04(d)(iv).

                 "ORIGINATOR'S INTEREST" means the residual undivided ownership interest in the Auto Loans owned by the Sponsor equal to the aggregate Principal Balance of the Auto Loans less the Investor Certificate Principal Balance.

                 "ORIGINATOR'S SHARE" means, with respect to any Distribution Date, the percentage, which shall not be less than ___%, specified as the "Originator's Share" in the Issuance Supplement.

                 "PARTIAL PAYMENT AMOUNT" means any payment of principal on an Auto Loan which is received in advance of its scheduled due date, but excluding any prepayment in full by an Obligor or Recoveries on Defaulted Auto Loans.

                 "PAYMENTS" for any Auto Loan for any Due Period means all amounts received with respect to such Auto Loan during such Due Period on or after the effective date of the transfer of such Auto Loan to the Trust, including, without limitation, proceeds from any insurance policy including the Insurance Policies (other than proceeds applied to the restoration or repair, or in certain circumstances, replacement, of the related Automobile), but not including amounts which constitute Recoveries on Defaulted Auto Loans, the Repurchase Price of any Auto Loan and withdrawals from the Cash Reserve Account.

                 "PERCENTAGE" means the Fractional Undivided Interest owned by a particular Investor Certificateholder, expressed as the percentage obtained by dividing the denomination representing the initial principal amount of the related Investor Certificate by the Initial Principal Amount.

                 "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

                 "POOL FACTOR" means an eight-digit decimal computed as of any Distribution Date by dividing the Investor Certificate Principal Balance (after giving effect to any payments to Investor Certificateholders allocable to principal on such Distribution Date) by the Initial Principal Amount.

                 "PRECOMPUTED AUTO LOAN" means any Auto Loan under which earned interest (which may be referred to in the Auto Loan as the add-on finance charge) and principal is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method commonly referred to as the "Rule of 78s".

                 "PRINCIPAL AMORTIZATION EVENT" means an Event of Default declared as such pursuant to the requirements of Section 8.02.

                 "PRINCIPAL AMORTIZATION PERIOD" means the period (a) beginning on the earlier to occur of (i) the first Distribution Date following the sixth monthly anniversary of the Issuance Date, and (ii) the Distribution Date immediately following the occurrence of a Principal Amortization Event and (b) ending on the Trust Termination Date.

                 "PRINCIPAL BALANCE" of an Auto Loan means, on any date of determination, (a) with respect to a Simple Interest Auto Loan, the Individual Sold Balance thereof reduced by that portion of all prior Payments received by the Servicer with respect to such Auto Loan allocable to principal as reflected on the records maintained by the Servicer (in accordance with the Credit and Collection Policies) other than amounts allocable to the Partial Prepayment Amount and (b) with respect to a Precomputed Auto Loan or an Actuarial Auto Loan, the Individual Sold Balance minus that portion of all Scheduled Payments received on or prior to such date allocable to principal using the Actuarial Method other than amounts allocable to the Partial Prepayment Amount; provided that, for the purpose of determining principal allocable to the Certificateholders, for every Due Period following the Due Period with respect to which an Auto Loan is repurchased or purchased by the [Master Servicer], an Originator or the Sponsor in accordance with the provisions of Section 3.03 or in which such Auto Loan becomes a Defaulted Auto Loan or is prepaid in full, the Principal Balance of such Auto Loan shall be deemed to be zero.

                 "PURCHASE" has the meaning specified in Section 2.03(a).

                 "PURCHASE ASSIGNMENT" means a certificate of assignment by the Sponsor to the Trustee substantially in the form of Exhibit A giving notice of, and evidencing, the transfer of ownership of the Transferred Assets by the Sponsor to the Trustee for the benefit of the Certificateholders.

                 "PURCHASE DATE" means the Closing Date and each day on which a Purchase is made by the Trust.

                 "PURCHASE NOTICE" has the meaning specified in Section
2.03(b).

                 "RATING AGENCY" means any nationally recognized statistical organization rating the Investor Certificates at the request of the Sponsor; as of the date hereof, Duff & Phelps.

                 "RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Originator, the [Master Servicer], the Servicer or by or on behalf of the Sponsor with respect to Auto Loans and the related Obligors.

                 "RECORD DATE" means the last Business Day of the calendar month preceding the month in which a Distribution Date occurs.

                 "RECOVERIES ON DEFAULTED AUTO LOANS" means, for any Due Period, all amounts received by the Servicer during such Due Period with respect to Defaulted Auto Loans from any source including without limitation proceeds of insurance (including insurance maintained by Obligor and the Insurance Policies), and the Repurchase Price of Auto Loans repurchased by the Originator or the Sponsor or purchased by the [Master Servicer] pursuant to
Section 3.03.

                 "REIMBURSABLE SERVICER EXPENSES" means, with respect to any Monthly Fee Date, all reasonable and customary fees and expenses of third parties incurred by the [Master Servicer] or the Servicer (including fees and expenses of the Trustee, to the extent not reimbursable by the [Master Administrator] pursuant to Section 10.06, and expenses related to financing statements and titles) in connection with their respective repossession and remarketing activities hereunder including without limitation fees of attorneys, appraisers, third party collateral managers and others (who shall have been retained by the [Master Servicer] or the Servicer, as applicable, in accordance with the servicing standard set forth in Section 4.01) for the month immediately preceding such Monthly Fee Date.

                 "RELATED DOCUMENTS" means each Assignment, each Sale Agreement, the Insurance Policies, the Issuance Supplement and all documents and instruments required to be delivered thereunder.

                 "REPURCHASE PRICE" means for any Due Period, (a) with respect to any Auto Loan which the Sponsor is obligated to repurchase, or the [Master Servicer] is required to purchase in accordance with the provisions of Section 3.03, the sum of (i) the Principal Balance of such Auto Loan plus (ii) an amount equal to the amount of interest accrued on such Principal Balance at the related APR from the last day to which interest has been paid with respect to such Auto Loan through the last day of the Due Period preceding the Deposit Date on which such Auto Loan is repurchased and (b) with respect to any Auto Loan an Originator is required to repurchase in accordance with the provisions of Sections 3.03 and the related Sale Agreement, the amount specified in such Sale Agreement as the "Repurchase Price" for such Auto Loan.

                 "REQUIRED CASH RESERVE AMOUNT" means, on any day, the amount specified as such in the Issuance Supplement but not more than the Available Subordination Amount.

                 "REQUIRED INFORMATION" means, with respect to an Auto Loan (a) the name of the Obligor, (b) the Individual Sold Balance, (c) the Principal Balance, (d) the maturity date, (e) the APR and (f) the state of origination.

                 "RESPONSIBLE OFFICER" shall mean any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "SALE AGREEMENT" means any purchase agreement between and among the Originator and the Sponsor, providing for the sale of the Auto Loans to the Sponsor.

                 "SALE ASSIGNMENT" means, with respect to any Auto Loan, the assignment conveying such Auto Loan to the Sponsor under all applicable law in the state in which the related Automobiles are located to permit the assignee or its agents to exercise all rights granted by the Obligor under such Auto Loan and such other documents and all rights available under applicable law to the obligee under such Auto Loan and which, in each case, may, to the extent permitted by the laws of the state in which the related Automobiles are located, be a blanket instrument of assignment covering other Auto Loans as well.

                 "SCHEDULED PAYMENT" means a payment due on an Auto Loan in accordance with its terms.

                 "SERVICE TRANSFER" has the meaning specified in Section 4.14.

                 "SERVICER DUTIES" has the meaning specified in Section
4.04(a).

                 "SERVICER PENALTY PAYMENT AMOUNT" means, with respect to any Monthly Fee Date, all penalties or reimbursement charges paid by Obligors on account of payments returned for insufficient funds by their paying banks and __% of all late payment penalties paid by Obligors on Auto Loans during the immediately preceding calendar month.

                 "SERVICER REPORT" has the meaning specified in Section 4.19.

                 "SERVICER VARIABLE AMOUNT" means, with respect to any Monthly Fee Date, an amount not less than zero, equal to the excess of (a) the aggregate interest accrued on all of the Auto Loans at the actual interest rate of each Auto Loan during the immediately preceding calendar month calculated using the Actuarial Method over (b) the aggregate interest accrued on all of the Auto Loans at an annual interest rate of __% during the immediately preceding calendar month calculated using the Actuarial Method.

                 "SERVICING OFFICER" means any officer or employee of the [Master Servicer] or the Servicer involved in, or responsible for, the administration and servicing of Auto Loans whose name appears on a list of servicing officers attached to Officer's Certificates furnished to the Trustee and the [Master Administrator] by the [Master Servicer] and the Servicer, respectively, as such lists may be amended from time to time.

                 "SHORTFALL" means, on any Distribution Date, an amount equal to the excess, if any, of the amount of the interest calculated pursuant to
Section 7.04(c)(i)(A) or Section 7.04(d)(i)(A), as the case may be, on any prior Distribution Date over the amount of interest actually distributed to the Investor Certificateholders on such Distribution Dates pursuant to Section 7.04(c)(i) or Section 7.04(d)(i), as the case may be.

                 "SIMPLE INTEREST AUTO LOAN" means any Auto Loan under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                 "SIMPLE INTEREST METHOD" means the method of allocating fixed level monthly payments on an Auto Loan between interest and principal whereby the amount allocable to interest is equal to daily interest on the Principal Balance thereof at the stated APR for the actual number of days elapsed since the preceding payment was made, which is computed on the basis of either 360 days or 365 days as required by applicable state law, and by application of amounts received first to interest accrued on a daily basis and then to principal.

                 "STANDARD & POOR'S" means Standard & Poor's Corporation, a nationally recognized statistical rating organization, and any successor thereto.

                 "SUBCONTRACTOR" means any Person with whom the [Master Administrator] enters into a Subcontracting Agreement.

                 "SUBCONTRACTING AGREEMENT" means any written contract between the [Master Administrator] and any Subcontractor, relating to the administration of the Trust Assets.

                 "SUBSERVICER" means any Person with whom the Servicer enters into a Subservicing Agreement.

                 "SUBSERVICING AGREEMENT" means any written contract between the Servicer and any Subservicer, relating to servicing, and collection of Auto Loans, in such form as has been approved by the Servicer and the [Master Administrator].

                 "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                 "SUCCESSOR [MASTER ADMINISTRATOR]" has the meaning specified in Section 5.08(a).

                 "SUCCESSOR [MASTER SERVICER]" has the meaning specified in
Section 4.13(a).

                 "SUCCESSOR SERVICER" has the meaning specified in Section 4.15(a).

                 "TAX" or "TAXES" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

                 "TITLE DOCUMENT" means, with respect to any Auto Loan and the related Automobile, either (a) the certificate of title for, or other evidence of a security interest in (including, without limitation, proof of application for notice of lien), such Automobile or (b) with respect to any jurisdiction in which the certificate of title or other evidence of ownership is not issued to the holder of a lien, evidence of the security interest in the Automobile, in each case issued by the department of motor vehicles or other appropriate Governmental Authority in the jurisdiction in which such Automobile or the Obligor is located.

                 "TRANSFERRED ASSETS" means the Auto Loans, the Insurance Policies (other than any obligation to make any payment thereunder to the Insurance Companies and taxes on premiums paid or payable thereon, which shall be obligations of the [Master Administrator] during such time as _____ is the [Master Administrator], and at any time thereafter, the Originator), all rights of the Sponsor under each Sale Agreement, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.

                 "TRUST" has the meaning ascribed thereto in the recitals to this Agreement.

                 "TRUST ASSETS" has the meaning specified in Section 2.01.

                 "TRUST OPERATING EXPENSES" means, with respect to each Distribution Date, the amounts payable under Section 7.04(a) on such date, and, without duplication, the immediately preceding two Monthly Fee Dates.

                 "TRUST TERMINATION DATE" has the meaning specified in Section 11.01.

                 "UCC" means the Uniform Commercial Code as in effect in the relevant state.

                 "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any state thereof, or an estate or trust, the income of which is subject to United States Federal income taxation regardless of its source.

                 SECTION 1.02. Provisions of General Application. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                 (b) All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

                 (c) The terms defined in this Article include the plural as well as the singular.

                 (d) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

                 (e) References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

                 (f) For purposes of any calculations referred to in this Agreement (unless otherwise specified), (a) all percentages resulting from such calculations will be rounded up, if necessary, to the nearest one ten-thousandth of a percentage point (e.g., 9.87654% (or .0987654) being rounded up to 9.8766% (or .098766)) and (b) all Dollar amounts used in or resulting from such calculations will be rounded up to the nearest cent (e.g., $1,234.373 being rounded up to $1,234.38).

                 SECTION 1.03. Calculation of Quarterly Interest. The calculation of the amount of interest to be paid to Certificateholders on each Distribution Date shall be made by the [Master Administrator] and shall be made on the basis of a year consisting of 12 months each assumed to consist of 30 days; provided, that in connection with any Due Period the duration of which is other than three complete calendar months, interest for each completed calendar month shall be computed at the monthly rate and any period since the last completed calendar month shall be computed at the daily rate.

                                   ARTICLE II

                            TRANSFER OF TRUST ASSETS

                 SECTION 2.01.    Conveyance of Transferred Assets.  On
the Closing Date, the Sponsor with the execution and delivery of this Agreement does hereby, and on each Purchase Date, the Sponsor with the execution and delivery of each Purchase Assignment will thereby, sell, grant, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, without recourse, all right, title and interest of the Sponsor in, to and under the Transferred Assets specified herein or therein, as the case may be. Such property together with all funds on deposit in the Collection Account and all funds on deposit in the Cash Reserve Account shall constitute the assets of the Trust (the "Trust Assets").

                 SECTION 2.02. Acceptance by Trustee and Appointment of the [Master Servicer] as Custodian. (a) The Trustee hereby acknowledges the conveyance of the Transferred Assets and the receipt of the Loan Files and the other Transferred Assets conveyed by the Sponsor hereunder and declares that the Trustee, through a custodian, will hold such Auto Loans, the Loan Files, all other Transferred Assets conveyed by the Sponsor and all other Trust Assets in trust, for the use and benefit of all Certificateholders subject to the terms and provisions hereof.

                 (b) The [Master Servicer] shall hold and acknowledges that it is holding the Loan Files and all other Transferred Assets that it may from time to time receive hereunder as custodian for the Trustee. The [Master Servicer] has subcontracted the custodial duties hereunder to the Servicer; provided, that the [Master Servicer] shall remain obligated and be liable to the Trustee on behalf of the Certificateholders for the performance of such custodial duties without diminution of such obligation and liability by virtue of the appointment of the Servicer and to the same extent and under the same terms and conditions as if the [Master Servicer] alone were the custodian of the Transferred Assets.

                 (c)      The Servicer shall perform its duties under this
Section 2.02 in accordance with the standard set forth in Section

4.01 as such standard applies to servicers acting as custodial agents. The Servicer shall promptly report to the [Master Administrator], the [Master Servicer] and the Trustee any failure by it to hold the complete Loan Files as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent (i) any such failure is caused by the acts or omissions of the Servicer and (ii) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have and perform the following powers and duties:

                           (i) hold the Loan Files on behalf of the Trustee for the benefit of the Trust, maintain accurate records pertaining to each Auto Loan to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

                          (ii)    implement policies and procedures in
         accordance with the Servicer's normal business practices with respect to the handling and custody of the Loan Files so that the integrity and physical possession of the Loan Files will be maintained; and

                         (iii) attend to all details in connection with maintaining custody of the Loan Files on behalf of the Trustee on behalf of the Trust.

                 (d) In acting as custodian of the Loan Files, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Auto Loans or the Loan Files. Promptly upon the Trust's acquisition thereof and the Servicer's receipt thereof, the Servicer on behalf of the Trust shall mark conspicuously each original contractual document with an Obligor, and its master data processing records evidencing each Auto Loan with a legend, acceptable to the [Master Administrator] and the Trustee, evidencing that the Trust has purchased the Auto Loans and all right and title thereto and interest therein as provided herein and in the related Purchase Assignment.

                 (e) The Servicer agrees to maintain the related Loan Files at its office located in _______________ or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the [Master Administrator], the [Master Servicer] and the Trustee. Subject to the foregoing, the Servicer may temporarily move individual Loan Files or any portion thereof without notice as necessary to conduct collection and other servicing activities.

                 SECTION 2.03.    Additional Purchases.  (a)  Prior to
the commencement of the Principal Amortization Period, the Trust shall, upon the written request of the Sponsor, purchase additional Auto Loans (each, a "Purchase") from the Sponsor on the terms and subject to the conditions of this Agreement, in an aggregate principal amount such that at any one time after giving effect to such Purchase, the total Principal Balance of Auto Loans acquired by the Trust (determined as of the close of business on the last Business Day of the immediately preceding Due Period) is up to, but not exceeding, the Available Purchase Amount.

                 (b) On any Business Day which is a Purchase Date, the Sponsor shall give the [Master Administrator] and the Servicer written notice of each Purchase (in each case, a "Purchase Notice") (a) specifying the Individual Sold Balance of each Auto Loan sold thereby to the Trust on such Purchase Date and (b) including a representation by the Sponsor that the Purchase requested shall not be greater than the Available Purchase Amount. The [Master Administrator] and the Servicer may without any duty to make any independent investigation with respect thereto, rely on the facts set forth in such Purchase Notice.

                 (c) On each Purchase Date, following its delivery of a Purchase Notice, the Sponsor will complete, execute and deliver a Purchase Assignment to the [Master Administrator]. The [Master Administrator] and the Servicer, as custodian for and on behalf of the Trustee shall thereupon execute such Purchase Assignment and deliver executed copies thereof to each other and to the Sponsor. The Servicer shall, on the Closing Date and on each monthly anniversary thereof until the beginning of the Principal Amortization Period, deliver to, or accept as custodian for, the Trustee on behalf of the Trust all Assignments and Sale Agreements delivered to it since the last such delivery to the Trustee (including, any Assignments and Sale Agreements delivered to it pursuant to Section 2.04).

                 (d) Following delivery of a duly executed Purchase Assignment, subject to the satisfaction of the conditions set forth in Section 2.04, (i) the Dollar amount of the Originator Certificate Principal Balance represented by the Originator Certificate will increase in the amount of the aggregate Principal Balance of the Auto Loans conveyed to the Trust on such Purchase Date and (ii) the ownership of all Transferred Assets specified in such Purchase Assignment (including Auto Loans transferred prior to the related Purchase Date) will be vested in the Trustee for the benefit of the Certificateholders and such Transferred Assets shall become part of the Trust Assets.

                 SECTION 2.04. Conditions Precedent to All Purchases. Each Purchase shall be subject to the conditions precedent that:

                 (a) On the related Purchase Date, the Sponsor shall have certified in the related Purchase Assignment that:

                          (i) the representations and warranties of the Sponsor, and, to the best of its knowledge, the [Master
         Administrator], the [Master Servicer] and the Servicer set forth in Sections 3.01, 3.02, 4.03 and 5.04 are true and correct on and as of such date, before and after giving effect to such Purchase, as though made on and as of such date;

                     (ii) to the best of its knowledge, no event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                    (iii) the Sponsor is in compliance with each of its covenants set forth herein;

                     (iv) to the best of its knowledge, no event has occurred which constitutes an Event of Master Servicing Termination or would constitute an Event of Master Servicing Termination but for the requirement that notice be given or time elapse or both;

                     (v) to the best of its knowledge, no event has occurred which constitutes an Event of Servicing Termination or would constitute an Event of Servicing Termination but for the requirement that notice be given or time elapse or both;

                     (vi) no event has occurred which constitutes an Event of Administrator Termination or would constitute an Event of Administrator Termination but for the requirement that notice be given or time elapse or both;

                 (b) The Principal Amortization Period shall not have begun;

                 (c) The Sponsor shall have delivered to the Servicer as custodian for and on behalf of the Trustee an executed copy of the related Sale Agreement (if such Sale Agreement has not been previously delivered to the Trustee) and Sale Assignment and an Officer's Certificate stating that all conditions precedent to the effectiveness thereof shall have been satisfied to the extent that the failure to do so would have a material adverse effect on the Certificateholders;

                 (d) Each of the Sponsor, the [Master Administrator], the [Master Servicer], the Originator and the Servicer shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments as may be reasonably requested by each of them, the Trustee or the Rating Agency with respect to the transactions contemplated by this Agreement or such Purchase Assignment.

                 SECTION 2.05. Grant of Security Interest; Tax Treatment. (a) Except with respect to the Intended Tax Characterization, it is the intention of the parties hereto that the conveyance by the Sponsor of the Transferred Assets to the Trustee on behalf of the

Trust on the Closing Date and each Purchase to be made hereunder shall constitute a purchase and sale of such Transferred Assets and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement and each related Purchase Assignment shall constitute a security agreement under applicable law, and that the Sponsor shall be deemed to have granted to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Sponsor's right, title and interest in, to and under the Transferred Assets and the other Trust Assets. The conveyance by the Sponsor of the Transferred Assets to the Trustee on behalf of the Trust on the Closing Date and the Purchases shall not constitute and are not intended to result in an assumption by the Trustee or any Certificateholder of any obligation of the Sponsor to the Obligors, the Originator, the insurers under any insurance policies including the Insurance Policies, or any other Person in connection with the Transferred Assets.

                 (b) It is the intention of the Sponsor that, with respect to all Taxes, the Investor Certificates will be treated as indebtedness of the Sponsor to the Investor Certificateholders secured by the Transferred Assets (the "Intended Tax Characterization"). The Sponsor and the Trustee, by entering into this Agreement, and each Investor Certificateholder by the purchase of an Investor Certificate, agree to report such transactions for purposes of all Taxes in a manner consistent with the Intended Tax Characterization.

                 (c) The Sponsor shall take no action inconsistent with the Trust's ownership of the Transferred Assets and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Auto Loan and the other Transferred Assets is held by the Trustee on behalf of the Trust. In addition, the Sponsor shall respond to any inquiries from third parties with respect to ownership of an Auto Loan or any other Transferred Asset by stating that it is not the owner of such Auto Loan and that ownership of such Auto Loan or other Transferred Asset is held by the Trustee on behalf of the Trust.

                 SECTION 2.06. Further Action Evidencing Assignments. (a) The Sponsor agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the [Master Administrator], the [Master Servicer], the Servicer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Transferred Assets or to enable the Trustee to exercise or enforce any of its rights hereunder, and under any Purchase Assignment. Without limiting the generality of the foregoing, the Sponsor will, upon the request of the [Master Administrator] on its behalf or on behalf of the [Master Servicer], the Servicer or the Trustee execute and file (or cause to be executed and filed) such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements with the office of the Secretary of State of the state of the location of chief executive office of the Sponsor (and other locations): (i) on or prior to the Closing Date; and
(ii) not more than five days after the effective date of any change of the name, identity or structure or relocation of its chief executive office or any change that would make any UCC-1 or continuation statement previously filed pursuant to this Agreement seriously misleading within the meaning of applicable provisions of the UCC.

                 (b) The Sponsor hereby grants to the [Master Administrator] a power of attorney to execute all documents on behalf of the Sponsor as may be necessary or desirable to effectuate the foregoing.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 3.01. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the [Master Administrator], the [Master Servicer], the Servicer and the Trustee, as of the Closing Date and on each day until the Trust Termination Date, as follows:

                 (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified and which permits such qualification;

                 (b) The Sponsor has the power and authority to own and convey all of its properties and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

                 (c) The Sponsor is operated in such a manner that it would not be substantively consolidated in the bankruptcy trust estate of any Affiliate, such that the separate existence of the Sponsor and any Affiliate would be disregarded;

                 (d) The Sponsor has not engaged, and does not presently engage and shall not engage, in any activity other than the activities substantially similar to those undertaken pursuant to this Agreement and the Related Documents and activities ancillary or incident thereto;

                 (e) The Sponsor has not entered into any agreement or arrangement including the Interim Financing (i) pursuant to which it grants rights in any of the Trust Assets to any Person and (ii) which does not include a provision in form and substance similar to Section 11.10;

                 (f) The execution, delivery and performance by the Sponsor of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, (i) have been duly authorized by all necessary partnership or other action on the part of the Sponsor, (ii) do not contravene or cause the Sponsor to be in default under (A) the Sponsor's certificate of incorporation (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Sponsor or its property,
(C) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Sponsor or its property, and
(iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Sponsor;

                 (g) This Agreement and the Related Documents have each been duly executed and delivered on behalf of the Sponsor;

                 (h) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Sponsor of this Agreement or any of the Related Documents or for the perfection of or the exercise by the Trustee of any of its rights or remedies thereunder which have not been obtained;

                 (i) Each of this Agreement, and each other Related Document is the legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is consideration in a proceeding in law or in equity);

                 (j) There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Sponsor, its officers or directors, or the property of the Sponsor, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Auto Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Sponsor of this Agreement or any of the Related Documents, (B) the validity or enforceability of this Agreement or any of the Related Documents, (C) any Auto Loan,

(D) the federal income tax attributes of the Investor Certificates, or (iv) asserting a claim for payment of money adverse to the Sponsor or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or any of the Related Documents;

                 (k) The principal place of business and chief executive office of the Sponsor are located at the address indicated in Section 11.04 and there are now no, and there have not been any, other locations where the Sponsor is located (as that term is used in the UCC) or keeps Records except, after the date of this Agreement, as disclosed in writing to the Trustee and the [Master Administrator];

                 (l) The legal name of the Sponsor is as set forth in the beginning of this Agreement and the Sponsor does not use any tradenames, fictitious names, assumed names or "doing business as" names;

                 (m)      The Sponsor does not have any Subsidiary;

                 (n) The Sponsor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and each of the Related Documents; and the Sponsor's transfers of Transferred Assets to the Trust have been and will be made for reasonably equivalent value and fair consideration; and

                 (o) The Sponsor has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all of the Transferred Assets.

                 SECTION 3.02.    Representations and Warranties as to Each
Auto Loan and the other Transferred Assets.  (a)   The Sponsor represents and
warrants, as to each Auto Loan, that, to the best of its knowledge, as of the Purchase Date of such Auto Loan:

                          (i) such Auto Loan is eligible for coverage under and is covered by the Insurance Policies;

                          (ii) the Required Information in respect of such Auto Loan on the List of Auto Loans delivered pursuant to Section 5.03(a)(iii) is true and correct in all material respects as of the date of delivery thereof, and such Auto Loan is denominated in and payable in Dollars;

                          (iii) such Auto Loan (A) includes a validly perfected first priority security interest in the Automobile in favor of the Trustee or the Originator (and if perfected in the name of the Originator, assigned pursuant to the Sale Agreement to the Trustee on behalf of the Trust), as provided in the related Sale Agreement, as secured party and has not been released from such lien in whole or in part, and (B) is subject to a physical damage/collision insurance policy on the Automobile with a maximum deductible of no more than $___, which security interest and insurance are assignable and have been so assigned to the Trust;

                          (iv) such Auto Loan has not been satisfied, subordinated or rescinded; and no provision of the Auto Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File;

                          (v) such Auto Loan is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Auto Loan or otherwise and no such right has been asserted with respect thereto;

                          (vi) the Sponsor has conveyed to the Trust good and marketable title to the Auto Loan, free and clear of any Adverse Claim;

                          (vii) there is no default, breach, violation, or event permitting acceleration under the Auto Loan, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation, or event permitting acceleration under such Auto Loan; and

                          (viii) such Auto Loan constitutes the legal, valid and binding obligation of the Obligor thereunder enforceable against the Obligor in accordance with their respective terms (except as may be limited by laws affecting creditors' rights in similar transactions generally) and the documents evidencing such Auto Loan contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral for the benefit of the security afforded thereby.

                 (b) With respect to each Auto Loan sold to the Sponsor pursuant to each Sale Agreement, a true and complete copy of which has been delivered to the Trustee and the [Master Administrator], on the date of such sale the Originator made the additional representations and warranties as set forth in the related Sale Agreement. The Sponsor hereby assigns to the Trustee on behalf of the Trust such benefits and its rights under the Sale Agreements to cause the Originator to repurchase an Auto Loan as to which there has occurred an uncured breach of a representation or warranty in respect of the representations and warranties set forth in the related Sale Agreement. The Trustee hereby acknowledges such assignment.

                 (c) The Sponsor hereby certifies that the representations and warranties described in this Section 3.02 shall survive the sale of the Auto Loans to the Trust.

                 SECTION 3.03. Repurchases and Purchases. (a) Upon discovery by any of the Sponsor, the [Master Administrator], the [Master Servicer] or the Servicer, or actual knowledge of a Responsible Officer of the Trustee, of (i) a breach of any of the representations and warranties set forth in Sections 3.01 and 3.02, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Sponsor as to the facts stated therein, which materially and adversely affects the interests of the Trust in any Auto Loan, (ii) a failure of any Loan File to contain original documents as set forth in Sections 2.02 and 4.04(a)(i), if the Trust is unable to enforce the obligations of the related Obligor by reason of not having possession of such original documentation, or (iii) a failure to make any filing referred to in Section 2.06, which materially and adversely affects the interest of the Certificateholders in any Auto Loan or which results in a loss, the party discovering such breach shall give prompt written notice to the others. If, on the Deposit Date in the month following the expiration of a 90 day period since the date of such notice referred to in the immediately preceding sentence, such breach or failure shall remain uncured, the Auto Loan as to which the breach or failure relates shall be repurchased or purchased for the Repurchase Price as follows:

                          (i) in respect of matters set forth in Sections 2.06, 3.01, and 3.02(a), by the Sponsor;

                          (ii)    in respect of the matters set forth in
                 Section 3.02(b), the [Master Administrator] shall enforce the Trust's right to effect a repurchase of such Auto Loan against the Originator; and

                          (iii)   in respect of matters set forth in Sections
                 2.02 and 4.04(a)(i), by the [Master Servicer];

provided, that (A) none of the foregoing shall relieve the Servicer of its obligations to make claims under the Insurance Policies within the time period required by the Insurance Policies and (B) receipt of any payment under the Insurance Policies shall not lower the Repurchase Price nor result in any refund in respect thereof as to any party purchasing or repurchasing an Auto Loan under this Section 3.03.

                 (b) Upon receipt by the Trustee of written certification of the [Master Administrator] to the effect that the Repurchase Price has been deposited in the Collection Account, the Trustee on behalf of the Trust shall order the Servicer to release such Auto Loan and the related Loan File to the Sponsor, the Originator or the [Master Servicer], as the case may be, and the Trustee on behalf of the Trust shall assign to the Sponsor, the Originator or the [Master Servicer], as the case may be, all of the Trust's and the Certificateholders' right, title and interest in such purchased or repurchased Auto Loan, and all property and rights conveyed to the Trustee relating thereto (excluding, however, payments previously received under the Insurance Policies), and the Assignments to the extent such payments relate to such repurchased or purchased Auto Loans, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee except as to liens, charges or encumbrances created or arising out of this Agreement. The Trustee and the Sponsor shall execute and deliver to the Sponsor, the Originator, or the [Master Servicer], as the case may be, an assignment substantially in the form of Exhibit D to vest ownership of the repurchased Auto Loan in such party. The repurchase and purchase obligations pursuant to this Section 3.03 constitute the sole remedy available to the Trustee and the Certificateholders for a breach of a representation or warranty or agreement of the Sponsor, set forth in Sections 2.06, 3.01 and 3.02 or the agreements of the [Master Servicer] and the Servicer, as the case may be, set forth in Section 2.02 and 4.04(a)(i); provided, that the foregoing limitation shall not be construed to limit in any manner the right of the [Master Administrator], the Trustee or the Investor Certificateholders to declare a Principal Amortization Event to have occurred or to terminate the responsibilities of the [Master Servicer] or the Servicer hereunder to the extent such breaches also constitute or contribute to the determination of a Principal Amortization Event or an Event of Master Servicing Termination or an Event of Servicing Termination. For the purposes of this Agreement, an Auto Loan has not been "repurchased" or "purchased" by the Sponsor, the Originator or the [Master Servicer], as the case may be, pursuant to this Section 3.03 unless the Repurchase Price therefor has been deposited into the Collection Account.


                                   ARTICLE IV

                           SERVICING OF TRUST ASSETS

                 SECTION 4.01. [Appointment of [Master Servicer]. (a) ___ agrees to act as the [Master Servicer] to perform all servicing duties under this Agreement subject to the terms hereof.

                 (b) Except as specifically identified herein as duties of the [Master Servicer], the [Master Servicer] hereby subcontracts all servicing duties hereunder to the Servicer; provided, that the [Master Servicer] shall remain obligated and be liable to the Trust and the Trustee for the servicing and administration of the Auto Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of the Servicer and to the same extent and under the same terms and conditions as if the [Master Servicer] alone were servicing and administrating the Auto Loans.

                 (c) Each of the [Master Servicer] and the Servicer shall perform its respective obligations pursuant to this Agreement on behalf of and for the benefit of the Trust in accordance with the terms of this Agreement, the respective Auto Loans and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers Auto Loans of similar credit quality for other portfolios, if any, giving due consideration to customary and usual standards of practice of prudent institutional automobile and loan servicers and, in each case, taking into account its other obligations hereunder, but without regard to:

                     (i) any relationship that the [Master Servicer] or the Servicer, any Subservicer or any Affiliate of the [Master Servicer] or the Servicer or any Subservicer may have with the related Obligor;

                     (ii) the ownership of any Certificate by the [Master Servicer] or the Servicer or any Affiliate of the [Master Servicer] or the Servicer;

                    (iii) the [Master Servicer]'s, the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

                     (iv) the ownership, or servicing for others, by the [Master Servicer] or the Servicer or any Subservicer, of any other automobile loans or property.

In the event that the [Master Servicer] or the Servicer believes that it is unable to comply with the requirements of this Section 4.01(c) with respect to any particular Auto Loan as a result of one or more of the factors described in the foregoing clauses (i) through (iv), it may enter into a Subservicing Agreement pursuant to Section 4.02 pursuant to which a Subservicer shall perform its duties with respect to such Auto Loan. In such event, so long as such Subservicer performs such duties on behalf of the [Master Servicer] or the Servicer, as applicable, in accordance with the requirements of this Section 4.01, then the [Master Servicer] or the Servicer shall be deemed to be in compliance therewith. Subject to any express limitations set forth in this Agreement, the [Master Servicer] and the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on Auto Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the [Master Servicer] or the Servicer of the collectibility of the Auto Loans. Notwithstanding any other provision of this Agreement, the Servicer shall at all times service the Auto Loans in a manner consistent with maintaining their eligibility for coverage under the Insurance Policies.

                 (d) The [Master Servicer] and the Servicer are authorized and empowered by the Trustee to execute and deliver, on behalf of themselves, the Trust, the Certificateholders, or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Auto Loans or the related Automobiles.
Without limiting the generality of the foregoing, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the [Master Servicer] or the Servicer any limited powers of attorney and other documents prepared by the Servicer and necessary or appropriate (as certified in such written request) to enable the [Master Servicer] or the Servicer, as applicable, to carry out its servicing duties hereunder (including without limitation matters relating to the Insurance Policies and certificates of title with respect to the Automobiles), and the Trustee shall not be held responsible for any negligence by the [Master Servicer] or the Servicer, as applicable, in its use of such limited powers of attorney.]

                 SECTION 4.02. Subservicing Agreements Between Servicer and Subservicer. (a) The Servicer may, with the prior written consent of the [Master Servicer] and the [Master Administrator], enter into Subservicing Agreements with a Subservicer for the performance of all or a part of the Servicer Duties. References in this Agreement to actions taken or to be taken by the Servicer in performance of the Servicer Duties include actions taken or to be taken by a Subservicer on behalf of the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement. The Servicer shall provide notice to the [Master Administrator], the [Master Servicer], the Trustee and the Rating Agency in writing promptly upon the appointment of any Subservicer. For purposes of this Agreement, the receipt by the Subservicer of any amount with respect to an Auto Loan (other than amounts representing servicing compensation or reimbursement or an advance) shall be treated as the receipt by the Servicer of such amount.

                 (b) Except as provided in Section 4.02(e), the Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement.

                 (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the [Master Servicer] and the Servicer shall remain obligated and liable to the Trustee, the Trust and the [Master Administrator] for the servicing and administering of the Auto Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability (including their respective indemnity of obligations under Section 9.03) by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Servicer and to the same extent and under the same terms and conditions as if the [Master Servicer] and the Servicer alone were servicing and administering the Auto Loans. The [Master Servicer] and the Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the [Master Servicer] and the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                 (d) Any Subservicing Agreement that may be entered into and any other transaction or services relating to the Auto Loans involving a Subservicer in its capacity as such and not as an Originator shall be deemed to be between the Subservicer and the Servicer alone and the [Master Administrator], the [Master Servicer], the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer.

                 (e) If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Servicing Termination), the Servicer, upon prior written notice to the [Master Administrator] and the Trustee, shall thereupon terminate each Subservicing Agreement that may have been entered into, and the [Master Administrator], the Trustee and the successor Servicer shall not be deemed to have assumed any of the Servicer's interest therein or to have replaced the Servicer as a party to any such Subservicing Agreement.

                 SECTION 4.03. Representations and Warranties of the Servicer and the [Master Servicer]. Each of the [Master Servicer] and the Servicer, with respect to itself, represents and warrants to the Sponsor, the [Master Administrator] and the Trustee, as follows, as of the date hereof:

                 (a) It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified, it is or will be in compliance with the laws of each state to the extent necessary to ensure the enforceability of each Auto Loan and the servicing of the Auto Loans under this Agreement and has obtained all necessary licenses with respect to it required by law to enable it to perform its duties herein;

                 (b) It has the power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby;

                 (c) The execution, delivery and performance by it of this Agreement, and all other agreements, instruments and documents which may be delivered by it pursuant hereto, and the transactions contemplated thereby, (i) have been duly authorized by all necessary corporate or other action, on the part of it, (ii) do not contravene or cause it to be in default under (A) its charter or by-laws, (B) any contractual restriction with respect to any Debt of it or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting it or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to or binding on or affecting it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties;

                 (d) This Agreement has been duly executed and delivered on behalf of it;

                 (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party is required for the due execution, delivery and performance by it of this Agreement or any other agreement, document or instrument to be delivered hereunder;

                 (f) This Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is consideration in a proceeding in law or in equity);

                 (g) There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of a material nature against or affecting it, its officers or directors, or its property, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any document to be delivered by it hereunder or (ii) seeking any determination or ruling that might materially and adversely affect (A) the performance by it of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement or any document to be delivered by it hereunder or (iii) which is inconsistent with the due consummation by it of the transactions contemplated by this Agreement; and

                 (h) Its servicing facilities, plant, personnel, records and products are adequate for the performance of its duties hereunder, including, in the case of the [Master Servicer], the duties of the Servicer hereunder.

                 SECTION 4.04.    Duties and Responsibilities of the Servicer.
(a) The Servicer shall service and make collections on the Auto Loans and otherwise enforce the rights of the Trust in the Auto Loans and the other Trust Assets, in conformity with Section 4.01 and as more specifically described in the Credit and Collection Policies, as such Credit and Collection Policies are amended from time to time (the "Servicer Duties"). The Servicer Duties shall include at all times:

                          (i) certifying to the Sponsor and the Trustee on behalf of the Trust prior to the Sponsor's purchase of an Auto

         Loan that it has received (A) the related Loan File containing each item under the related Sale Agreement and (B) an executed Sale Assignment;

                     (ii) monitoring and tracking Automobile titles and insurance;

                    (iii) billing, collection and recording of Payments including sending each Obligor a letter notifying it to send payments to the Eligible Account maintained by the Servicer for such purpose; (provided that the Servicer shall not make any change in its instructions to any Obligor regarding payments to be made in respect of the Auto Loans other than pursuant to Sections 4.04(d), 4.04(e) and 4.15(c));

                     (iv) communicating with and providing billing records to Obligors;

                     (v) depositing of all Payments and other monies received in respect of the Auto Loans (without offset or deduction) into an account maintained by the Servicer in the name of the Trust (which account shall be an Eligible Account), and thereafter (A) depositing all such sums into the Collection Account in accordance with Section 7.02(b) and (B) paying all investment earnings, if any, on sums in such account to the [Master Administrator] on each Distribution Date;

                     (vi) administering and enforcing all rights and responsibilities of the holder of the Auto Loans provided for in the Assignments and Insurance Policies;

                    (vii) submitting information on the Auto Loans to the Insurance Companies or their designated agents (as specified in the Credit and Collection Policies) for coverage under the Insurance Policies; receiving Payments as the Trust's agent on the Insurance Policies as well as on the insurance policies maintained by the Obligors, filing claims with the Insurance Companies with respect thereto and working with the [Master Administrator] to resolve any disputes in respect thereto;

                   (viii) issuance of the reports to the [Master Administrator], the Trustee and the Rating Agency required by this Agreement;

                     (ix) providing the [Master Administrator] with such assistance as it may require for the preparation and timely delivery of the List of Auto Loans pursuant to Section 5.03(a)(iii), and furnishing, on request of the [Master Administrator], the Trustee or the Rating Agency, such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing systems without, in the opinion of the Servicer, undue modification or expense;

                      (x) repossessing and remarketing of Automobiles following Obligor defaults;

                     (xi) maintaining such books of account and other records as will enable the [Master Administrator] and the Trustee to determine the status of each Auto Loan;

                    (xii) providing the Obligors with any reports required by applicable law; and

                   (xiii) making payments in respect of certain Auto Loan origination reimbursement obligations of the Sponsor arising in connection with the acquisition of the Auto Loans, as directed by the Sponsor, but in no event shall the Servicer be required to make such a payment such that the aggregate payments made by it exceed the aggregate Servicer Interest Amount received by it unless the Sponsor shall have provided such funds to it.

                 (b) The Servicer may sue to enforce or collect upon the Auto Loans in its own name, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce an Auto Loan in its own name, the act of commencement shall be deemed to be an automatic assignment of the Auto Loan by the Trustee to the Servicer for purposes of collection only. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Auto Loan on the grounds that it is not a real party in interest or a holder entitled to enforce the Auto Loan, the Trustee, on behalf of the Trust, and with the consent of the Servicer, shall take such steps as the Servicer deems necessary to assign to the Servicer the Auto Loan solely for the purpose of permitting the Servicer to enforce the Auto Loan.

                 (c) The Servicer shall exercise any rights of recourse against third Persons that exist with respect to any Auto Loan (except with respect to any repurchase obligation of the Originator, which shall be enforced by the [Master Administrator] pursuant to Section 3.03) or otherwise in accordance with the Servicer's usual practice and the standard of care required by Section 4.01.

                 (d)      In accordance with the standard of care in Section
4.01 the Servicer may grant to the Obligor on any Auto Loan any rebate, refund or adjustment that the Servicer in good faith believes is required under the Auto Loan or applicable law in connection with a prepayment in full of the Auto Loan, and may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account. The Servicer may not permit any rescission or cancellation of any Auto Loan nor may it take any action with respect to any Auto Loan, Insurance Policy or Assignment which would materially impair the rights of the Trust or the Certificateholders therein or in the proceeds thereof.

                 (e) The Automobile securing an Auto Loan shall not be released by or on behalf of the Sponsor or the Servicer from the security interest granted by such Auto Loan in whole or in part, except:

                          (i)     when such Auto Loan has been paid in full;

                          (ii)    immediately upon any exchange or substitution
of such Automobile by the Dealer or manufacturer thereof in settlement of claims as to defects, breach of warranties, and similar matters, with an Automobile of equal or greater collateral value as of the date of such exchange in the reasonable judgment of the Servicer (subject to all the terms hereof including the recordation of the Trustee's lien thereon and the requirements of the Insurance Policies); or

                          (iii)   as otherwise contemplated in Section 3.03;
provided, however, that the Servicer may extend any Auto Loan for credit related reasons, consistent with the servicing standard in Section 4.01, subject to the limitations on extensions and modifications on Auto Loans set forth in the Insurance Policies.

                 (f) Except as expressly provided herein, neither the [Master Servicer] nor the Servicer shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon or with respect to, any Auto Loan (or any right to income in respect thereof), or any account in which any Payments are deposited, or assign any right to receive income in respect of any Auto Loan

                 SECTION 4.05. Fidelity Bond, Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other Persons acting on behalf of the Servicer in any capacity with regard to the Trust Assets to handle funds, money, documents and papers relating to the Trust Assets. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional auto loan servicers. No provision of this Section 4.05 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bond and errors and omissions policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. Upon request of the [Master

Administrator], the [Master Servicer] or the Trustee, the Servicer shall cause to be delivered to the [Master Administrator] or the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without ten days' prior written notice to the [Master Administrator] and the Rating Agency.

                 SECTION 4.06. Inspection. (a) At all times during the term hereof, each of the [Master Servicer] and the Servicer shall afford the [Master Administrator] and the Trustee and its authorized agents, upon reasonable notice, reasonable access (subject to the security rules and regulations of the [Master Servicer] or the Servicer, as the case may be) during normal business hours to their respective records relating to the Auto Loans and the other Trust Assets conveyed pursuant to Section 2.01 and Section
2.05 and will cause their respective personnel to assist in any examination of such records by the Trustee, provided, that the foregoing shall not require the [Master Administrator] or Trustee to conduct any inspection. The examination referred to in this Section 4.06 will be conducted in a manner which does not unreasonably interfere with the [Master Servicer]'s or the Servicer's normal operations or customer or employee relations or require the [Master Servicer] or the Servicer to disclose or expose confidential information related to its services to their other clients. Without otherwise limiting the scope of the examination, the [Master Administrator] and the Trustee may, using generally accepted auditing standards, verify the status of each Auto Loan and review the Loan Files, Electronic Ledger and records relating thereto for conformity to reports prepared pursuant to Section 4.19 and compliance with the standards represented to exist as to each Auto Loan in this Agreement.

                 (b)      All information obtained by the [Master
Administrator] regarding the Obligors and the Auto Loans, whether upon exercise of its rights under this Section 4.06 or otherwise, shall be maintained by the [Master Administrator] in confidence and shall not be disclosed to any other Person, except as otherwise required by applicable law or regulation.

                 SECTION 4.07. Trustee to Cooperate. Upon payment in full on any Auto Loan, the Servicer shall notify the Trustee in writing on the next succeeding Deposit Date (which notification shall include a statement to the effect that all amounts received in connection with such payment in full which are required to be deposited in the Collection Account pursuant to Section 7.02(b) have been so deposited) and if the related Loan File is not at the time held by the Servicer as the custodian of the Trustee, shall request delivery of the Auto Loan and Loan File to the Servicer. Upon receipt of such request, the Trustee shall promptly release or cause to be released such Auto Loan and the related Loan File if appropriate to the Servicer by executing a release and assignment in the form of Exhibit E hereto, which assignment shall be without recourse to the Trustee (except as to the absence of liens, charges or encumbrances created by or arising as a result of actions taken by the Trustee other than those created by or arising from this Agreement). Upon receipt of such Auto Loan and Loan File, the Servicer shall be authorized to execute an instrument in satisfaction of such Auto Loan and to take such other actions and execute such other documents as it deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Automobile related thereto. The Servicer shall determine when an Auto Loan has been paid in full. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholder's rights and remedies with respect to the Auto Loans, the Assignments and the Insurance Policies; provided, however, the Trustee shall not be required to take any action in breach of its fiduciary duties, and nothing herein shall require the Trustee to advance its own funds.

                 SECTION 4.08. Servicing Fee; Servicing Expenses. The [Master Servicer] shall be paid the Monthly Servicing Fee in accordance with the provisions of Section 7.04(a). No later than ten Business Days prior to the next Monthly Fee Date, the Servicer shall provide the [Master Administrator] with a list of items eligible for reimbursement under the Monthly Servicing Fee, in such reasonable detail as the [Master Administrator] may request, together with its certification by a Servicing Officer that all such items are eligible for inclusion within the Monthly Servicing Fee. The [Master Administrator] may rely on such certification without independent investigation of the matters set forth therein. Except to the extent of the Monthly Servicing Fee, the [Master Servicer] shall be required to pay for all expenses incurred by it and by the Servicer in connection with their respective activities hereunder (including any payments to accountants, counsel, Subservicers, or any other Person) and shall not be entitled to any payment or reimbursement therefor. In the event that no [Master Servicer] is appointed pursuant to Section 4.13(a), the Monthly Servicing Fee shall be paid in accordance with the provisions of Section 7.04 to the Servicer.

                 SECTION 4.09. [Master Servicer] To Maintain Computer Link. Without limitation of its obligations in respect of the other provisions of this Agreement, and in addition to the duties of the Servicer, the [Master Servicer] has provided and will maintain on-line computer linkage capability with the Servicer so as to enable the [Master Servicer] to convert and use the Servicer's files in a form suitable for immediate assumption of its duties as Servicer pursuant to Section 4.15.

                 SECTION 4.10. [Master Servicer] and Servicer Not to Resign. Neither the [Master Servicer] nor the Servicer, as the case may be, shall resign from the obligations and duties hereby imposed on it except upon its determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the [Master Servicer] or the Servicer, as the case may be, could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the [Master Servicer] or the Servicer, as the case may be, shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the [Master Administrator] and the Trustee and as to clause (b) by on Officer's Certificate to such effect delivered to the [Master Administrator] and the Trustee. The action referred to in clause (b) above will not be considered reasonable if it requires the payment of extraordinary fees or costs for which the [Master Servicer] or the Servicer, as the case may be, are not eligible for reimbursement under Section 4.08. Promptly upon any resignation pursuant to this Section 4.10, the [Master Administrator] shall notify the Rating Agency thereof.

                 SECTION 4.11. Change in Business of the [Master Servicer] or the Servicer. The Sponsor, the [Master Administrator] and the Trustee on behalf of the Certificateholders have entered into this Agreement with the [Master Servicer] and the Servicer, respectively as to each, in reliance upon its ability to perform the servicing duties, if necessary, without any delegation thereof; the adequacy of its plant, personnel, records and procedures; its integrity, reputation and financial standing and the continuance of each of the foregoing. Neither the [Master Servicer] nor the Servicer shall, without prior written consent of the [Master Administrator] (a) make any material change in the character of its business; or (b) merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any other corporation; provided, however, that the sole remedy of the Trustee on behalf of the Certificateholders and the [Master Administrator] shall have in respect of the Servicer's noncompliance with the provisions of the preceding clauses (a) and
(b) shall be to terminate the Servicer's rights and responsibilities pursuant to Section 4.14. The [Master Administrator] shall consent to the changes referred to in the preceding clauses (a) and (b) if, but only if, the Rating Agency indicates in writing to the [Master Administrator] and the Trustee that such changes would not result in a review with negative implications, suspension, downgrade, withdrawal or other adverse effect on the rating of the Investor Certificates.

                 SECTION 4.12. Events of Master Servicing Termination. If any of the following events (each, an "Event of Master Servicing Termination") shall occur and be continuing:

                 (a) Failure on the part of the [Master Servicer] to observe or perform any term, covenant or agreement in this

Agreement, including the [Master Servicer] duties under Section 4.09, which materially affects the rights of the Certificateholders and which continues unremedied for five Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the [Master Servicer] by the [Master Administrator] or the Trustee; or

                 (b) Any proceeding shall be instituted against the [Master Servicer] (or, if the [Master Servicer] is actively contesting the merits thereof, such proceeding is not dismissed within 90 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                 (c) The commencement by the [Master Servicer] of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the [Master Servicer] in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the [Master Servicer] or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the [Master Servicer] in furtherance of any such action; or

                 (d) There is at any time a material breach of any of the representations and warranties of the [Master Servicer] set forth in Section 4.03; or

                 (e) The short term unsecured debt obligations of the [Master Servicer] shall be rated no less than Duff-2 by Duff & Phelps (or if not at such time rated by Duff & Phelps, (i) no less than A-2 by Standard & Poor's and P-2 by Moody's (provided, that if only one such rating agency rates such party, such single rating shall suffice) and (ii) the [Master Servicer] shall give prompt notice of any downgrade by Standard & Poor's or Moody's to Duff & Phelps); and provided, further, that an Event of Master Servicing Termination shall not be deemed to have occurred if, following the occurrence of the [Master Servicer]'s short-term unsecured debt rating falling below the foregoing ratings, the Rating Agency confirms in writing to the [Master Administrator] and the Trustee that such decline will not result in a review with negative implications, suspension, downgrade, withdrawal or other adverse effect on the rating of the Certificates, at which point such new rating shall be substituted in place of the ratings provided above, subject to the same conditions as to any further downgrade;

then, and in any such event, either the [Master Administrator] or the Trustee may by delivery to the [Master Servicer] of a written notice specifying the occurrence of any of the foregoing events terminate the servicing and custodial responsibilities of the [Master Servicer] hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the [Master Servicer]; provided, that, in the event any of the events described in subsections (b) or (c) shall have occurred, termination of the duties and responsibilities of the [Master Servicer] shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the [Master Servicer]. The Trustee or the [Master Administrator], as the case may be, shall simultaneously with any declaration of any Event of Master Servicing Termination, give notice thereof to the Rating Agency, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee.

                 SECTION 4.13.    Appointment of the Successor Master Servicer.
(a) Upon termination of the [Master Servicer]'s responsibilities under this Agreement pursuant to Section 4.10 or Section 4.12, the [Master Administrator] may, but shall not be obligated to unless the Rating Agency indicates by written notice to the [Master Administrator] that such failure would result in a suspension, downgrade, or withdrawal of the then current rating assigned to the Investor Certificates, appoint a successor [Master Servicer] acceptable to the Trustee and the Rating Agency (a "Successor [Master Servicer]"). Such Successor [Master Servicer] shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the [Master Servicer] under this Agreement; provided, that such Successor [Master Servicer] and the Trustee shall have no responsibility for any actions of the [Master Servicer] prior to the date of the appointment of such Successor [Master Servicer] as [Master Servicer]. Prior to the appointment of such Successor [Master Servicer], the Trustee shall be authorized and empowered to execute and deliver, on behalf of the [Master Servicer], as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination and to perform the duties of the [Master Servicer] hereunder

(including its duties as Successor Servicer hereunder but excluding its duty to indemnify pursuant to Article IX). The standard of care, representations and warranties, covenants, liabilities, rights of indemnification, and all other rights and obligations of the Trustee under this Agreement shall also be applicable to the Trustee in its capacity hereunder. In the event no Successor [Master Servicer] has been appointed within 60 days of the removal of a [Master Servicer] and the Trustee has received written notice from the Rating Agency to the effect that failure to appoint a successor [Master Servicer] will or has resulted in suspension, downgrade or withdrawal of the rating assigned to the Investor Certificates, the Trustee may petition a court of competent jurisdiction to appoint a Successor [Master Servicer].

                 (b) Any Successor [Master Servicer] appointed hereunder (including the Trustee during such time as it functions as the Successor [Master Servicer]) shall be entitled to reasonable compensation (including the estimated costs of such servicing and a reasonable profit) which shall be determined by the [Master Administrator]; provided, that if the [Master Administrator] or any of its Affiliates is the Successor [Master Servicer], the Trustee shall agree to the amount of such compensation. The amount of such compensation may result in an increase or decrease in the Monthly Servicing Fee.

                 (c) The outgoing [Master Servicer], the [Master Administrator], the Trustee and the Successor [Master Servicer] shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including, without limitation, the express assumption by such Successor [Master Servicer] of the duties and obligations of the outgoing [Master Servicer] hereunder.

                 (d) Upon appointment, any Successor [Master Servicer] shall be successor in all respects to the outgoing [Master Servicer] under this Agreement and the transactions set forth or provided for herein and shall be subject to all responsibilities, duties and liabilities relating thereto placed upon the [Master Servicer] by the terms and provisions hereof (subject to the same limitations as are contained in this Section 4.13 with respect to a succession to the outgoing [Master Servicer] by the Trustee).

                 SECTION 4.14. Events of Servicing Termination. If any of the following events (each, an "Event of Servicing Termination") shall occur and be continuing:

                 (a) Any failure by the Servicer to make any payment or deposit required to be made by it hereunder and the continuance of such failure for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the [Master
Administrator] or the Trustee; or

                 (b) Failure on the part of the Servicer to observe or perform any term, covenant or agreement in this Agreement which materially adversely affects the rights of the Certificateholders and which continues unremedied for 30 Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the [Master Administrator] or Trustee; or

                 (c) Any proceeding shall be instituted against the Servicer (or, if the Servicer is actively contesting the merits thereof, such proceeding is not dismissed within 90 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                 (d) The commencement by the Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or

                 (e) The Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the [Master Administrator] or the Trustee (except that such five day period shall be deemed not to run as to any portion of such report during such time as the Servicer's failure to provide such information is for cause or inability beyond its control; or

                 (f) There is at any time a material breach of any of the representations and warranties of the Servicer set forth in Section 4.03; or

                 (g) An Event of Master Servicing Termination has occurred and the [Master Administrator] or the Trustee has terminated the servicing and custodial responsibilities of the [Master Servicer] pursuant to Section 4.12 and is required to appoint a Successor [Master Servicer] pursuant to Section 4.13(a);

then, and in any such event, either the [Master Administrator] or the Trustee may by delivery to the Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the servicing and custodial responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer (such termination being herein called a "Service Transfer"); provided, that, in the event any of the events described in subsections (c) or (d) shall have occurred, termination of the duties and responsibilities of the Servicer shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Servicer. The Trustee or the [Master Administrator], as the case may be, shall simultaneously with any declaration of any Event of Servicing Termination, give notice thereof to the Rating Agency, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee.

                 SECTION 4.15. Appointment of the Successor Servicer. (a) Upon termination of the Servicer's responsibilities under this Agreement pursuant to Section 4.10 or Section 4.14 the [Master Servicer] shall immediately assume all of the Servicer's responsibilities, duties and obligations as Servicer. On or at any time after the date of such assumption, the [Master Servicer] may appoint a successor Servicer acceptable to the [Master Administrator], the Trustee and the Rating Agency (a "Successor Servicer"). Such Successor Servicer shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement; provided, that such Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of the appointment of such Successor Servicer as Servicer. In the event the [Master Servicer] fails to assume the duties of the Servicer or appoint a Successor Servicer pursuant to the terms of this Agreement, the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination or perform the duties of the Servicer hereunder (excluding its duty to indemnify pursuant to Article IX). The standard of care, representations and warranties, covenants, liabilities, rights of indemnification, and all other rights and obligations of the Trustee under this Agreement shall also be applicable to the Trustee in its capacity hereunder. The Trustee may petition a court of competent jurisdiction to appoint a Successor Servicer if the [Master Servicer] fails to assume the duties of the Servicer or appoint a Successor Servicer within 60 days of the removal of a Servicer.

                 (b) Any Successor Servicer appointed hereunder (including the Trustee, during such time as it functions as the successor Servicer) shall be entitled to reasonable compensation (including the estimated costs of its servicing and a reasonable profit) which shall be determined by the [Master Administrator], provided that if the [Master Administrator] or any of its Affiliates is the Successor Servicer, the Trustee shall agree to the amount of such compensation. The amount of such compensation may result in an increase or decrease in the Monthly Servicing Fee.

                 (c) The outgoing Servicer, the [Master Servicer], the [Master Administrator], the Trustee and the Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including, without limitation, (i) the express assumption by such Successor Servicer of the duties and obligations of the outgoing Servicer hereunder, (ii) notifying Obligors in writing to make payments under the Auto Loans to the Successor Servicer, and (iii) providing such Successor Servicer with all Records maintained or held by it as Servicer hereunder.

                 (d) Upon appointment, any Successor Servicer shall be successor in all respects to the outgoing Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all responsibilities, duties and liabilities relating thereto placed upon the Servicer by the terms and provisions hereof (subject to the same limitations as are contained in this Section 4.15 with respect to a succession to the outgoing Servicer by the Trustee).

                 SECTION 4.16. Effect of Service Transfer. (a) After any Service Transfer, the Successor Servicer shall notify (or, to the extent that the Servicer provided such notice pursuant to Section 4.15(c), confirm the instructions to) Obligors to make payments under the Auto Loans directly to the Successor Servicer.

                 (b) After any Service Transfer, the outgoing Servicer shall have no further obligations with respect to the management, servicing, custody or collection of the Auto Loans and the Successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the Successor Servicer to collect them) received as Payments upon or otherwise in connection with the Auto Loans.

                 (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the outgoing Servicer or the Sponsor pursuant to Section
9.02 and Section 9.03) other than those relating to the management, servicing, custody or collection of the Auto Loans.

                 SECTION 4.17.  Annual Reports; Statements as to Compliance.
(a) The [Master Servicer] and the Servicer shall each deliver to the [Master Administrator] and the Trustee as soon as available, but in any event within 120 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet of it and its Subsidiaries, if any, as at such last day of the fiscal year, a consolidated and consolidating statements of income and retained earnings and statements of cash flow, for each such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and as to the consolidated statements, certified without qualification by an Independent Public Accountant, who may also render other services to the [Master Servicer], the Servicer, or any of their Affiliates and certified, as to the consolidating statements by the chief financial officer of the [Master Servicer] or the Servicer, as the case may be, as fairly presenting the financial position and the results of operations of the [Master Servicer] or the Servicer, respectively, as at and for the year ending on its date and as having been prepared in accordance with GAAP.

                 (b) The [Master Servicer] and the Servicer shall each, and shall cause any Subservicer (to the extent (a) such Person is in any manner receiving Payments or (b) required by the [Master Administrator] or the Rating Agency by written notice to the [Master Administrator] and the Trustee) hereunder to, deliver to the [Master Administrator] and the Trustee on or before __________ of each year, beginning with _________, 199_ an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the [Master Servicer], the Servicer, or the Subservicer, as the case may be, during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the [Master Servicer], the Servicer or Subservicer, as the case may be, has fulfilled all its respective obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

                 (c) The [Master Servicer] and the Servicer shall promptly (but in any event within five Business Days) notify the Trustee and the [Master Administrator] upon receiving actual knowledge of any event which constitutes an Event of Master Servicing Termination or and Event of Servicing Termination or would constitute an Event of Master Servicing Termination or an

Event of Servicing Termination but for the requirement that notice be given or time elapse or both.

                 SECTION 4.18. Annual Independent Public Accountants' Servicing Report. On or before __________ of each year, beginning with ________, 199_ each of the [Master Servicer] (during such time that it directly performs the duties of the Servicer hereunder), the Servicer and any Subservicer (to the extent (a) in any manner receiving Payments or (b) required by the [Master Administrator] or the Rating Agency by written notice to the [Master Administrator] and the Trustee) hereunder, at its expense shall cause an Independent Public Accountant to furnish a statement to the [Master Administrator] and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Auto Loans and the reporting requirements with respect thereto and that, on the basis of such examination, such servicing and reporting requirements applicable to each of the foregoing entities have been conducted in compliance with this Agreement, except for (a) such exceptions as such firm shall believe to be immaterial and
(b) such other exceptions as shall be set forth in such statement.

                 SECTION 4.19. Servicer Reports. (a) The Servicer shall furnish by the 13th day of each month in which a Distribution Date occurs (or, if such day is not a Business Day, the next succeeding Business Day), to the [Master Administrator] and the Trustee, an Officer's Certificate, substantially in the form attached hereto as Exhibit F (the "Servicer Report") which shall include the following information with respect to the Due Period prior to the related Distribution Date:

                     (i) the aggregate Principal Balance of the Auto Loans and the number of Auto Loans at the beginning of such Due Period (and, by period of delinquency, current, 30-59 days, 60-89 days, 90-119 days and over 120 days delinquent);

                     (ii) the aggregate Principal Balance of the Auto Loans at the end of the such Due Period (and, by period of delinquency, current, 30-59 days, 60-89 days, 90-119 days and over 120 days delinquent);

                    (iii) the amount of Payments collected by the Servicer and deposited into the Collection Account during such Due Period (identifying the components of such amount (e.g., interest payments, scheduled principal payments, prepayments, etc.));

                     (iv) the amount and computation of the Monthly Servicing Fees paid and to be paid to the [Master Servicer] in respect of such Due Period;

                      (v) the number of Auto Loans and their aggregate Principal Balances which (A) became Defaulted Auto Loans during the such Due Period and (B) have their payment schedules extended or modified in accordance with the provisions of
         Section 4.04(e);

                     (vi) the number and the aggregate Repurchase Price of all Auto Loans to be repurchased by the Sponsor, the Originator, or the [Master Servicer] pursuant to Section 3.03 during such Due Period (including on the Deposit Date immediately preceding the Distribution Date with respect to such Due Period);

                    (vii) Recoveries on Defaulted Auto Loans received by the Servicer during such Due Period;

                    (viii) the number of Automobiles repossessed during such Due Period, the aggregate Principal Balances of the related Auto Loans, and the number of Automobiles disposed of following repossession during such Due Period;

                     (ix) an Auto Loan by Auto Loan schedule of claims filed and payments received under each of the Insurance Policies during such Due Period, including the date and amount of claims filed and received and identifying the components thereof as to principal and interest; and

                      (x) the total amount of net losses incurred during such Due Period identifying the components of such loss (e.g., aggregate outstanding Principal Balance written-off, deductibles on insurance claims and uninsured claims).

                 (b) The Servicer shall furnish by the 13th day of each calendar month in which a Distribution Date does not occur (or, if such day is not a Business Day the next succeeding Business Day), to the [Master Administrator], a certificate of a Servicing Officer, substantially in the form attached hereto as Exhibit F (the "Servicer Report") which shall include the following information with respect to the immediately preceding calendar month:

                          (i)      the information and schedules referred to in
         Section 4.19(a) determined with respect to such calendar month;

                          (ii) an Auto Loan by Auto Loan schedule of monthly amortization of unearned interest on Actuarial Loans and Precomputed Loans with respect to such calendar month;

                          (iii) an Auto Loan by Auto Loan schedule of interest accruals of Simple Interest Loans, as of the end of such calendar month; and

                          (iv) reports with respect to the Originator including (A) generation of Auto Loans by the Originator and (B) Delinquency Reports with respect to Auto Loans originated by the Originator (computed as to the delinquency periods specified in Section 4.19(a)(i)).

                 (c) Each Servicer Report shall include a certification that the information contained in such certificate is accurate and that no Event of Servicing Termination, or event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred, or if an Event of Servicing Termination or such event has occurred and is continuing, specifying the Event of Servicing Termination or such event and its status.


                                  [ARTICLE V]

                          [THE [MASTER ADMINISTRATOR]]

                 [SECTION 5.01. Appointment of [Master Administrator]. (a) _____ agrees to act as the [Master Administrator] under this Agreement and the Certificateholders by their acceptance of Certificates consent to _____ acting as [Master Administrator].

                 (b) The [Master Administrator] shall conduct the duties specified in this Agreement as duties of the [Master Administrator] (the "[Master Administrator] Duties") in accordance with (i) customary and prudent business practices for the performance of similar activities, all applicable laws, rules and regulations with respect to it, its business and properties and all Auto Loans, Insurance Policies, and other Trust Assets with respect thereto and, (ii) to the extent consistent with the foregoing, in the same manner in which, and the same care, skill, prudence and diligence with which, it performs similar management and administrative services for its own account or on behalf of other Persons giving due consideration to customary and prudent business practices.

                 SECTION 5.02. Subcontracting Agreements Between Master Administrator and Subcontractor. The [Master Administrator] may enter into Subcontracting Agreements with a Subcontractor for the performance of all or a part of the duties to be performed by the [Master Administrator] hereunder if the [Master Administrator] delivers to the Trustee and the Rating Agency an Officer's Certificate of the [Master Administrator] notifying such parties of the appointment of the Subcontractor and the entering into of the Subcontracting Agreement; provided, that the [Master Administrator] shall remain obligated and be liable to the Trustee and the Certificateholders for the performance of its duties specified in this Agreement without diminution of such obligations and liability by virtue of the appointment of a Subcontractor and to the same extent and under the same terms and conditions as if the [Master Administrator] alone were performing such duties. References in this Agreement to actions taken or to be taken by the [Master Administrator] in performance of the [Master Administrator] Duties include actions taken or to be taken by a Subcontractor on behalf of the [Master Administrator]. The Servicer may be a Subcontractor and during such time as it is a Subcontractor, its relationship to the [Master Administrator] shall be separate and apart from its obligations as the Servicer. Each Subcontracting Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the [Master Administrator] and the Subcontractor have agreed.

                 SECTION 5.03.    Duties and Responsibilities of the Master
Administrator.  (a)       In addition to the other duties specified in this
Agreement, the [Master Administrator] Duties shall consist of: (i) filing periodic requests for confirmation of coverage under the Insurance Policies;
(ii) assisting the Servicer in working with the Insurance Company on claims which are disputed or not paid in a timely manner to effect their resolution;
(iii) delivering the List of Auto Loans as amended from time to time, on the Closing Date and each monthly anniversary thereof until the beginning of the Principal Amortization Period; (iv) furnishing reports on the foregoing matters in a timely manner as reasonably requested by the Sponsor or the Trustee; and
(v) formulating the Credit and Collection Policies in consultation with the Servicer, from time to time.

                 (b) The [Master Administrator] shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or written respect to, any Auto Loan (or any right to receive income in respect thereof), or the Collection Account.

                 (c) The [Master Administrator] covenants and agrees to enforce the Sale Agreements, the Assignments and the Insurance Policies in accordance with their respective terms for the benefit of the Trust and the Certificateholders as agent for the Trust and may sue to enforce or collect upon such Sale Agreements, Assignments, and Insurance Policies as agent for the Trust. If, however, in any enforcement suit or legal proceeding it is held that the [Master Administrator] may not enforce a Sale Agreement or the related Assignment or Insurance Policy on the grounds that it is not a real party in interest, the Trustee, on behalf of the Trust, shall take such steps as the [Master Administrator] deems necessary to assign to the [Master Administrator] the Sale Agreement, the Assignment, or the Insurance Policy solely for the purpose of permitting the [Master Administrator] to enforce the Sale Agreement, Assignment or the Insurance Policy. The Trustee, at the request of an Authorized Officer of the [Master Administrator], shall furnish the [Master Administrator] with any limited powers of attorney or other documents prepared by the [Master Administrator] necessary or appropriate to enable the [Master Administrator] to carry out such duties.

                 SECTION 5.04. Representations and Warranties of the [Master Administrator]. The [Master Administrator] represents and warrants to the Sponsor, the [Master Servicer], the Servicer and the Trustee as follows, as of the date hereof:

                 (a) The [Master Administrator] is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified;

                 (b) The [Master Administrator] has the power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby;

                 (c) The execution, delivery and performance by the [Master Administrator] of this Agreement, and all other agreements, instruments and documents which may be delivered by it pursuant hereto, and the transactions contemplated thereby, (i) have been duly authorized by all necessary corporate or other action, on the part of the [Master Administrator],
(ii) do not contravene or cause the [Master Administrator] to be in default under (A) its charter or by-laws, (B) any contractual restriction with respect to any Debt of the [Master Administrator] or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting it or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to or binding on or affecting it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties;

                 (d) This Agreement has been duly executed and delivered on behalf of the [Master Administrator];

                 (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party is required for the due execution, delivery and performance by the [Master Administrator] of this Agreement or any other agreement, document or instrument to be delivered hereunder;

                 (f) This Agreement is the legal, valid and binding obligation of the [Master Administrator] enforceable against the [Master Administrator] in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is consideration in a proceeding in law or in equity); and

                 (g) There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of a material nature against or affecting the [Master Administrator], its officers or directors, or the property of the [Master Administrator], in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any document to be delivered by the [Master Administrator] hereunder or

(ii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the [Master Administrator] of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement or any document to be delivered by the [Master Administrator] hereunder or
(iii) which is inconsistent with the due consummation of the transactions contemplated by this Agreement.

                 SECTION 5.05. Monthly Administrator Fee; Administrator Expenses. As compensation for its services hereunder, the Trustee shall remit to the [Master Administrator] the Monthly Administrator Fee in accordance with the provisions of Section 7.04(a) and the Servicer shall remit to the [Master Administrator] the sums specified in Section 4.04(a)(v)(B). The [Master Administrator] shall be required to pay for all expenses incurred by the [Master Administrator] in connection with its activities hereunder (including any payments to accountants, counsel, Subcontractors, or any other Person) and shall not be entitled to any payment or reimbursement therefor.

                 SECTION 5.06. [Master Administrator] Not to Resign. The [Master Administrator] shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the [Master Administrator] could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the [Master Administrator] shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor to the [Master Administrator] shall have assumed the responsibilities and obligations of the [Master Administrator] in accordance with Section 5.08.

                 SECTION 5.07. Events of Administrator Termination. If any of the following events (each, an "Event of Administrator Termination") shall occur and be continuing:

                 (a) Any failure by the [Master Administrator] to make any payment or deposit required to be made hereunder and the continuance of such failure for a period of five Business Days after the date upon which written notice of such failure shall have been given to the [Master Administrator] by the Trustee, except, in the case of a payment or deposit to be made on the Deposit Date immediately preceding a Distribution Date, no later than such Distribution Date; or

                 (b) Failure on the part of the [Master Administrator] to observe or perform any term, covenant or agreement in this Agreement which materially affects the rights of the Certificateholders and which continues unremedied for five Business Days after the date on which written notice of such failure, requiring the same to be remedied shall have been given to the [Master Administrator] by the Trustee; or

                 (c) Any proceeding shall be instituted against the [Master Administrator] (or, if the [Master Administrator] is actively contesting the merits thereof, such proceeding is not dismissed within 90 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                 (d) The commencement by the [Master Administrator] of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the [Master Administrator] in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the [Master Administrator] or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the [Master Administrator] in furtherance of any such action; or

                 (e) There is a material breach of any of the representations and warranties of the [Master Administrator] set forth in
Section 5.04;

then, and in any such event, the Trustee may by delivery to the [Master Administrator] of a written notice specifying the occurrence of any of the foregoing events terminate the responsibilities of the [Master Administrator] hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the [Master Administrator]; provided, that, in the event any of the events described in subsections (c) or (d) shall have occurred, termination of the duties and responsibilities of the [Master Administrator] shall automatically occur, without demand, protest, or further notice of any kind, all of which are expressly waived by the [Master Administrator] (such termination being herein called an "Administrator Transfer"). The Trustee shall simultaneously with any declaration of any Event of Administrator Termination, give notice thereof to the Rating Agency, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee.


                 SECTION 5.08. Appointment of the Successor Master Administrator. (a) Upon termination of the [Master Administrator]'s responsibilities under this Agreement pursuant to Section 5.06 or Section 5.07, the Trustee shall immediately assume all of the [Master Administrator]'s responsibilities, duties and obligations as [Master Administrator]. If the Trustee is unable, or unwilling to act as the successor to the [Master Administrator], the Trustee may appoint a successor to the [Master Administrator] acceptable to the Rating Agency (a "Successor [Master Administrator]"), provided, that the Trustee shall be the successor to the [Master Administrator] until such Successor [Master Administrator] is appointed. Such Successor [Master Administrator] shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the [Master Administrator] under this Agreement; provided further, that such Successor [Master Administrator] and the Trustee shall have no responsibility for any actions of the [Master Administrator] prior to the date of the appointment of such Successor [Master Administrator] as [Master Administrator]. Prior to the appointment of such Successor [Master Administrator], the Trustee shall be authorized and empowered to execute and deliver, on behalf of the [Master Administrator], as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination, perform the duties of the [Master Administrator] hereunder. The standard of care, representations and warranties, covenants, liabilities, rights of indemnification, and all other rights and obligations of the Trustee under this Agreement shall also be applicable to the Trustee in its capacity hereunder. The Trustee may petition a court of competent jurisdiction to appoint a Successor [Master Administrator] if no Successor [Master Administrator] has been appointed within 60 days of the removal of the [Master Administrator].

                 (b) Any successor of the [Master Administrator] appointed hereunder (including the Trustee as the Successor [Master Administrator] during such time as it functions as the Successor [Master Administrator]) shall be entitled to compensation (including the estimated costs of such services and a reasonable profit). Such compensation will be payable to the successor to the [Master Administrator] in the manner provided in Section 7.04(a). The amount of such compensation may result in an increase or decrease in the Monthly Administrator Fee.

                 (c) The outgoing [Master Administrator], the Trustee and the Successor [Master Administrator] shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including, without limitation, the express assumption by such Successor [Master Administrator] of the duties and obligations of the outgoing [Master Administrator] hereunder.

                 (d) Upon appointment, any Successor [Master Administrator] shall be successor in all respects to the outgoing [Master Administrator] this Agreement and the transactions set forth or provided for herein and shall be subject to all responsibilities, duties and liabilities relating thereto placed upon the [Master Administrator] by the terms and provisions hereof (subject to the same limitations as are contained in this Section 5.08 with respect to a succession to the outgoing [Master Administrator] by the Trustee).

                 SECTION 5.09. Annual Reports; Annual Statement as to Compliance. (a) The [Master Administrator] shall deliver to the Trustee and the Rating Agency as soon as available, but in any event within 120 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet of it and its Subsidiaries, if any, as at such last day of the fiscal year, a consolidated and consolidating statements of income and retained earnings and statements of cash flow, for each such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and as to the consolidated statements, certified without qualification by an Independent Public Accountant, who may also render other services to the [Master Administrator] or its Affiliates or certified, as to the consolidating statements by the chief financial officer of the [Master Administrator], as fairly presenting the financial position and the results of operations of the [Master Administrator] as at and for the year ending on its date and as having been prepared in accordance with GAAP.

                 (b) The [Master Administrator] shall, and shall cause any Subcontractor hereunder having any responsibilities pertaining to the distribution of funds to, deliver to the Trustee and the Rating Agency on or before __________ of each year, beginning with _________, 199_, an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the [Master Administrator] or Subcontractor, as the case may be, during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the [Master Administrator] or Subcontractor, as the case may be, has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

                 (c) The [Master Administrator] shall promptly (but in any event within five Business Days) notify the Trustee and the

Rating Agency upon receiving actual knowledge of any event which constitutes or an Event of Default, an Event of Master Servicing Termination, an Event of Servicing Termination, an Event of Administrator Termination or would constitute an Event of Default, an Event of Master Servicing Termination, an Event of Servicing Termination or an Event of Administrator Termination but for the requirement that notice be given or time elapse or both.

                 SECTION 5.10. Other Data. In addition to the statements and reports expressly required to be furnished by the [Master Administrator] hereunder, the [Master Administrator] shall, on request of the Trustee or the Rating Agency, furnish such reasonably pertinent underlying data as can be generated by the [Master Administrator]'s existing data processing systems without, in the opinion of the [Master Administrator], undue modification or expense.

                 SECTION 5.11. Reports of the [Master Administrator]. On each Determination Date immediately preceding a Distribution Date, the [Master Administrator] shall furnish to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit G (the "[Master Administrator]'s Report"), which shall include the following information with respect to the related Distribution Date (which may be substantially in the form of a Form 10-Q filed with the Securities and Exchange Commission for such period):

                          (i) the Investor Certificate Principal Balance as of the end of the second preceding Due Period (after giving effect to the disbursements of principal, if any, made on the immediately preceding Distribution Date);

                          (ii) the Pool Factor with respect to the beginning of the Due Period;

                          (iii) the Pool Factor with respect to the ending of the Due Period;

                          (iv) the amount (each to be separately set forth) of Monthly Servicing Fees paid to the [Master Servicer], and the Monthly Subrogation Amounts and the Monthly Administrator Fees paid to the [Master Administrator];

                          (v) the amount of Available Funds with respect to the related Due Period;

                          (vi) the amount of the aggregate distribution to be made on such Distribution Date which constitutes interest on the Investor Certificates at the Certificate Rate, including any Shortfall so allocable;

                          (vii) the amount of the aggregate distribution to be made on such Distribution Date which constitutes payments in reduction of principal with respect to the Investor Certificates;

                          (viii) the Investor Certificate Principal Balance as of the end of the immediately preceding Due Period (after giving effect to the disbursements in reduction of principal on such Distribution Date);

                          (ix) the Originator Certificate Principal Balance as of the end of the second preceding Due Period (after giving effect to the disbursements in reduction of principal, if any, on the immediately preceding Distribution Date);

                          (x) the amount of the aggregate distribution to be made on such Distribution Date which constitutes interest on the Originator Certificate at the Certificate Rate;

                          (xi) the amount of the aggregate distribution to be made on such Distribution Date which constitutes a reduction of principal with respect to the Originator Certificate;

                          (xii) the Originator Certificate Principal Balance as of the end of the immediately preceding Due Period (after giving effect to the payments in reduction of principal on such Distribution
         Date);

                          (xiii)  the Available Subordination Amount;

                          (xiv)   the Maximum Subordination Amount;

                          (xv)    the Cumulative Subordination Payments;

                          (xvi) the amount on deposit in the Cash Reserve Account and available for deposit to the Collection Account for such Distribution Date;

                          (xviii) the amount to be withdrawn from or to be deposited to the Cash Reserve Account with respect to such Distribution Date; and

                          (xix) the Required Cash Reserve Amount and the Available Cash Reserve Amount (assuming all withdrawals or deposits to be made with respect to the current Distribution Date are made).

Each such certificate will include a certification that the information contained in such certificate is accurate and that no Event of Administrator Termination, or event that with notice or lapse of time or both would become an Event of Administrator Termination, has occurred, or if an Event of Administrator Termination or such event has occurred and is continuing, specifying the Event of Administrator Termination or such event and its status.]

                                   ARTICLE VI

                                THE CERTIFICATES

                 SECTION 6.01.    The Certificates.  (a)    The Investor
Certificates shall be substantially in the form of Exhibit H and the Originator Certificate shall be substantially in the form of Exhibit I. The Certificates shall be issuable in denominations of $1,000 of Initial Principal Amount or integral multiples thereof (except that one Certificate may be issued in a denomination of less than $1,000).

                 (b) The Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Certificates, to be delivered to the Depository by, or on behalf of, the Sponsor (the "Book-Entry Certificates"). The Investor Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository. No Certificateholder will receive a definitive certificate representing such Certificateholder's interest in the Investor Certificates, except as provided in Section 6.01(e). Unless and until definitive, fully registered Investor Certificates (the "Definitive Certificates") have been issued to Certificateholders pursuant to Section 6.01(e):

                      (i) the provision of this Section 6.01(b) shall be in full force and effect with respect to the Investor Certificates;

                     (ii) the Sponsor, the [Master Administrator], the Paying Agent, the Certificate Registrar and Transfer Agent and the Trustee may deal with the Depository for all purposes, including the making of distributions on the Investor Certificates as the authorized representatives of the respective Certificateholders;

                    (iii)  to the extent that the provisions of this Section
                 6.01 conflict with any other provisions of this Agreement, the provisions of this Section 6.01 shall control; and

                     (iv) the rights of Certificateholders shall be exercised only through the Depository and the applicable Depository Participants and shall be limited to those established by law and agreements between such Certificateholders and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.01(e), the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Depository Participants.

                 (c) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Investor Certificateholders (acting through Depository and the Depository Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

                 (d) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificateholders pursuant to Section 6.01(e), the Trustee shall give all such notices and communications specified herein to be given to holders of the Investor Certificates to the Depository for distribution to the Certificateholders.

                 (e) If (i) (A) the [Master Administrator] advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities, and (B) the [Master Administrator] is unable to locate a qualified successor, (ii) the Sponsor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Administrator Termination, Investor Certificateholders with an aggregate Percentage of 50% advise the Trustee and the applicable Depository through the applicable Depository Participants in writing that the continuation of a book-entry system through the applicable Depository is no longer in the best interests of the Certificateholders, the Trustee shall notify all Certificateholders through the applicable Depository Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificateholders requesting the same. Upon surrender to the Trustee of the Investor Certificates by the applicable Depository, accompanied by registration instructions from the applicable Depository for registration, the Trustee shall cause the Definitive Certificates to be issued on behalf of the Trust. Neither the Sponsor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the applicable Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Certificateholders of the Definitive Certificates as Certificateholders hereunder.

                 SECTION 6.02. Authentication of Certificates. (a) The Trustee shall execute on behalf of the Trust, authenticate and deliver the Originator Certificate to the Originator on the Closing Date. Subject to the terms of Section 6.01(b) and Section 6.02(b), on the Issuance Date, the Trustee shall authenticate and deliver the Investor Certificates, to or upon the written order of the Sponsor to the underwriters, for the sale of the Book-Entry Certificates evidenced by such Investor Certificates in an aggregate principal amount equal to the Initial Principal Amount to or upon the order of the Sponsor against payment to the Sponsor of the purchase price therefor. Upon the receipt of such payment, the Investor Certificates shall be fully paid and nonassessable.

                 (b) Upon satisfaction of the conditions set forth in clauses (i) through (v) below on or before the Issuance Date, the Trustee will execute on behalf of the Trust, authenticate and deliver the Investor Certificates and a newly issued Originator Certificate. In connection with the issuance of the Investor Certificates, the Originator will surrender the Originator Certificate to the Trustee in exchange for a newly issued Originator Certificate. The following conditions must be satisfied on or prior to the Issuance Date:

                          (i) on or before the fifth Business Day prior to the Issuance Date, the Sponsor and the [Master Administrator] shall execute and deliver to the Trustee, a notice (the "Issuance Notice") specifying (A) the Certificate Rate, (B) the Initial Principal Amount,
         (C) the Expected Final Payment Date and (D) the day on which the Investor Certificates are to be authenticated and delivered by the Trustee;

                          (ii) the Originator shall have surrendered the original Originator Certificate delivered to the Trustee;

                          (iii) the Rating Agency shall have indicated in writing that it has assigned the Investor Certificates a rating of at least __;

                          (iv) such issuance will not result in an Event of Default and the Sponsor shall have delivered to the Trustee an Officer's Certificate, dated the Issuance Date to the effect that (A) the Rating Agency has not reduced or withdrawn the rating of the Investor Certificates since the date of its rating letter and (B) there is no Event of Default which has occurred and is continuing as of the Issuance Date and the Sponsor reasonably believes that such issuance is not reasonably expected to result in an Event of Default at any time in the future;

                          (v) the Trustee shall have received an Opinion of Counsel (who may be counsel to the Sponsor and the [Master Administrator]) with respect to the Intended Tax Characterization; and

                          (vi) the parties hereto shall have executed an Issuance Supplement dated as of the Issuance Date substantially in the form of Exhibit K, which shall specify certain relevant terms with respect to the Investor Certificates, including, without limitation:
         (A) the manner of determining when a Distribution Date shall occur,
         (B) the Expected Final Payment Date, (C) the Initial Principal Amount,
         (D) the Certificate Rate, (E) the Investor's Share, (F) the aggregate Principal Balance of the Auto Loans to be used in the computation of the Maximum Subordination Amount, (G) the Required Cash Reserve Amount, (H) the Originator Certificate Principal Balance, (I) the Originator's Share, (G) the representations and warranties referred to in Section 3.02(b)(ii) and (H) the List of Auto Loans as of such Issuance Date.

                 (c) Subject to the provisions of Section 6.02(b), each Certificate shall be authenticated by the Trustee by the manual signature of a duly authorized signatory. Certificates bearing the signatures of individuals who were at the time the proper officers or authorized signatories of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices or positions prior to the delivery of such Certificates or did not hold such offices or positions at the date of such Certificates. All Certificates shall be dated the date of their authentication. The authentication by the Trustee upon any Certificate shall be conclusive evidence, and the only evidence, that the Certificate so authenticated has been duly authenticated and delivered hereunder and is entitled to the benefit of this Agreement. The authentication certification of the Trustee may be executed by any Person authorized by the Trustee, but it shall not be necessary that the same authorized Person sign the authentication certificates on all of the Certificates.

                 SECTION 6.03.    Registration of Transfer and Exchange of
Certificates.   (a)        The Trustee shall maintain, or cause to be
maintained by a certificate registrar and transfer agent (the "Certificate Registrar and Transfer Agent"), in accordance with Section 6.03(b) a certificate register in which the Trustee shall provide or cause to be provided for the registration of Investor Certificates and transfers and exchanges of Investor Certificates as herein provided (the "Certificate Register"). The Trustee is hereby initially appointed the Certificate Registrar and Transfer Agent for the purpose of registering Investor Certificates and transfers and exchanges of Investor Certificates as provided herein. All Investor Certificates shall be so registered.

                 (b) The Certificate Registrar and Transfer Agent will maintain at its expense in the City of __________ an office or offices or an agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange. The Certificate Registrar and Transfer Agent hereby appoints its office at __________________________________________
____________ for such
purpose. Subject to the provisions of Section 6.01(b), at the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of authorized denominations, upon surrender of the Investor Certificates to be exchanged at such office. Upon surrender for registration or transfer of any Investor Certificate at such office, the Trustee shall, on behalf of the Trust, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of a like aggregate Percentage and dated the date of authentication by the Trustee. Whenever any Investor Certificates are so surrendered for exchange, the Trustee shall execute, on behalf of the Trust, authenticate and deliver the Investor Certificates which the Certificateholder making the exchange is entitled to receive. Every certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing.

                 (c) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar and Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

                 (d) Except as provided in Section 6.02, in no event shall the Originator Certificate or any interest therein be sold hereunder, in whole or in part, unless the Originator shall have consented in writing to such transfer and unless the Trustee shall have received (i) confirmation in writing from the Rating Agency that such transfer will not result in the reduction or withdrawal of its then-existing rating of the Investor Certificates, (ii) an Opinion of Counsel that such transfer does not adversely affect the conclusions reached in the federal income tax opinion dated the Issuance Date and (iii) an agreement supplemental hereto executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, in which the transferee of the Originator Certificate expressly assumes the obligations of the Originator hereunder provided, however, that this Section 6.03(d) shall not prevent the Originator from pledging its interest in the Originator Certificate in connection with any interim financing.

                 SECTION 6.04     Appointment of Paying Agent.      The Paying
Agent shall make distributions to Investor Certificateholders from the Collection Account pursuant to Section 7.04 and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform is obligations under this Agreement in any material respect. The Paying Agent shall initially be _____. _____ shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee. In the event that _____ shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Trust shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee.

                 SECTION 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Definitive Certificate is surrendered to the Certificate Registrar and Transfer Agent, or the Certificate Registrar and Transfer Agent receives evidence to its satisfaction of the destruction, loss or theft of any Definitive Certificate, and (b) there is delivered to the Certificate Registrar and Transfer Agent and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar and Transfer Agent or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall on behalf of the Trust, execute, authenticate and deliver, in exchange for and in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and percentage. Upon the issuance of any new Certificate under this Section 6.05, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense connected therewith. Any duplicate Certificate issued pursuant to this Section 6.05 shall constitute complete and indefeasible evidence of ownership of the Fractional Undivided Interest represented by the original Certificate, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

                 SECTION 6.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Sponsor, the [Master Administrator], the Paying Agent, the Trustee, and the Certificate Registrar and Transfer Agent may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 7.04 and for all other purposes whatsoever, and none of the Sponsor, the [Master Administrator], the Paying Agent, the Trustee, the Certificate Registrar and Transfer Agent nor any agent of the Sponsor, the [Master Administrator], the Paying Agent, the

Trustee, or the Certificate Registrar and Transfer Agent shall be affected by notice to the contrary. Any action taken by the Trustee pursuant to this Agreement upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is a Certificateholder shall be conclusive and binding upon all future holders of the same Certificate and upon Certificates issued in exchange therefor or in place thereof.

                 SECTION 6.07. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar and Transfer Agent will furnish to the Trustee, the Paying Agent, the Sponsor, and the [Master Administrator] promptly upon request therefor from any of them in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date.
Upon written application by Investor Certificateholders with an aggregate Percentage of 10% or more (hereinafter referred to as "Applicants") to the Trustee stating that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or under the Investor Certificates accompanied by a copy of the communication which such Applicants propose to transmit, the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Investor Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar and Transfer Agent a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding an Investor Certificate, agrees with the Certificate Registrar and Transfer Agent and the Trustee that none of the Sponsor, the [Master Administrator], the Paying Agent, the Certificate Registrar and Transfer Agent nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

                 SECTION 6.08. Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Investor Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Investor Certificateholders in Person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and where required, to the Sponsor and the [Master Administrator]. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 10.01) conclusive in favor of the Trustee, the Sponsor, the

[Master Administrator], the [Master Servicer] and the Servicer, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Investor Certificateholders of any such instrument or writing may be provided in any reasonable manner which the Trustee deems sufficient.

                 (c) The ownership of Investor Certificates shall be proved by the Certificate Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Investor Certificateholder shall bind every holder of every Investor Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Sponsor, the [Master Administrator], the [Master Servicer] or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                 (e) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                 SECTION 6.09 Notices to Depository. Whenever any notice, report or other communication is required to be given to Certificateholders with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Investor Certificateholders, the Trustee shall give all such notices, reports and communications to the Depository.


                                  ARTICLE VII

                           DEPOSITS AND DISTRIBUTIONS

                 SECTION 7.01. Rights of Certificateholders. (a) The Investor Certificates and the Originator Certificate shall represent fractional undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates at the times and in the amounts specified in this Agreement, in, to and under Trust Assets (the "Certificateholders' Interest").

                 (b) Amounts held by the Trustee for future distribution to the Certificateholders, including, without limitation, in the Collection Account and the Cash Reserve Account, shall not be distributed except in accordance with the terms of this Agreement. The Originator as holder of the Originator Certificate is deemed to have granted a security interest in rights to receive monies from the Collection Account and the Cash Reserve Account to Investor Certificateholders to secure the rights of the Investor

Certificateholders to receive distributions in priority over the Originator Certificate as provided herein. Whenever requested by the Trustee, and without prejudice to the intent of the parties that the Collection Account and the Cash Reserve Account be held exclusively in the name of the Trustee for the benefit of the Trust, the Sponsor or the Originator Certificate, or both, will make, execute and deliver or cause to be made, executed and delivered any and all further and other notices instruments and assurances, and will furnish such information and will make such filings with Governmental Authorities, including but not limited to financing statements on Form UCC-1, as may be necessary or appropriate to carry out the intention or to facilitate the performance of the terms of this Agreement, including without limitation, the foregoing subordination provisions, to ensure the perfection of the security interest of the Investor Certificateholders in the Cash Reserve Account, or otherwise to protect and preserve the rights and remedies hereunder of the Investor Certificateholders. Amounts properly distributed to the holder of the Originator Certificate pursuant to Section 7.04 shall be deemed released from the security interest established by this Section 7.01, and the holder of the Originator Certificate will not in any event be required to refund any such distributed amounts.

                 SECTION 7.02.    Establishment and Administration of the
Collection Account.         (a)      The Trustee, shall cause to be established
and maintained at all times the Collection Account on behalf of and in the name of the Trustee for the benefit of the Trust. The Collection Account shall be an Eligible Account initially established at the office of the Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders as their interests appear in the Trust. If, at any time, the Collection Account ceases to be an Eligible Account, the [Master Administrator], on behalf of the Trustee, shall within 20 Business Days establish a new Collection Account which shall be an Eligible Account, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account".

                 (b) The Servicer shall deposit into the Collection Account, as soon as practicable, but in no event later than the close of business on the fifth Business Day after the date of receipt thereof (i) all amounts representing Payments collected by the Servicer, (ii) all Recoveries on Defaulted Auto Loans received by the Servicer during such Due Period and (iii) the Repurchase Price of Auto Loans repurchased by the Sponsor or an Originator or purchased by the [Master Servicer] pursuant to Section 3.03.

                 (c) The [Master Administrator] shall deposit into the Collection Account, as soon as practicable, but in no event later than the close of business on the fifth Business Day after receipt thereof the Repurchase Price of Auto Loans repurchased by an Originator pursuant to the related Sale Agreement and Section 3.03.

                 (d) The [Master Administrator] shall direct the Trustee in writing to invest, and the Trustee shall so invest, the amounts in the Collection Account in specified Eligible Investments that mature not later than the next succeeding Deposit Date; provided, that any Eligible Investment as to which the Trustee is the obligor in its individual capacity may mature not later than such Distribution Date; and provided further, that all Eligible Investments shall be held to maturity.

                 (e) The [Master Administrator] shall instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the [Master Administrator]'s or the Trustee's duties hereunder.

                 SECTION 7.03. Establishment and Administration of the Cash Reserve Account. (a) On or prior to the Issuance Date, the Trustee shall cause to be established and maintained at all times the Cash Reserve Account on behalf of and in the name of the Trustee for the benefit of the Trust. The Cash Reserve Account shall be an Eligible Account initially established at the offices of the Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Reserve Account and in all proceeds thereof. The Cash Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Trust. If, at any time, the Cash Reserve Account ceases to be an Eligible Account, the [Master Administrator] on behalf of the Trustee shall within 20 Business Days establish a new Cash Reserve Account which shall be an Eligible Account, transfer any cash and/or any investments to such new Cash Reserve Account and from the date such new Cash Reserve Account is established, it shall be the "Cash Reserve Account".

                 (b) The [Master Administrator] shall direct the Trustee in writing to invest, and the Trustee shall so invest, the amounts in the Cash Reserve Account in specified Eligible Investments that mature not later than the Deposit Date preceding the next Distribution Date; provided that any Eligible Investment as to which the Trustee is the obligor in its individual capacity may mature not later than such Distribution Date; and provided further, that all Eligible Investments shall be held to maturity.

                 (c) If on any Distribution Date the amounts disbursed pursuant to Sections 7.04(a), 7.04(c) and 7.04(d) are insufficient to pay the amounts required to be disbursed pursuant to Sections 7.04(a)(i) and (ii), 7.04(c)(i) and 7.04(d)(i)-(ii), the Trustee
shall withdraw from the Cash Reserve Account and deposit in the Collection Account the least of (i) the Available Cash Reserve Amount, (ii) the Available Subordination Amount and (iii) the amount necessary to make up such deficiency and shall disburse such amounts in accordance with Section 7.04; provided, however, that in no event will any amount representing net investment earnings on amounts held in the Cash Reserve Account be remitted or otherwise used in any manner for the benefit of the Certificateholders.

                 (d) If the Available Cash Reserve Amount, after giving effect to the distributions to the Investor Certificateholders on any Distribution Date, is greater than the Required Cash Reserve Amount on such Distribution Date, the amount of such excess shall be distributed to the Servicer. Amounts properly distributed to the Servicer pursuant to this
Section 7.03(d), either directly without deposit in the Cash Reserve Account or from amounts in excess of the Required Cash Reserve Amount, shall be deemed released from the security interest established by Section 7.01, and the Servicer will not in any event be required to refund any such distributed amounts.

                 (e) On the first Distribution Date following the earlier to occur of (i) the Distribution Date on which the Investor Certificateholders have been paid in full and (ii) the Available Subordination Amount has been reduced to zero, the Trustee shall disburse all amounts held in the Cash Reserve Account, if any, to the Servicer.

                 (f) The [Master Administrator] shall instruct the Trustee to make withdrawals and payments from the Cash Reserve Account for the purposes of carrying out the [Master Administrator]'s or the Trustee's duties hereunder.

                 SECTION 7.04.    Distributions.

                 (a) On each Monthly Fee Date, the Trustee, at the direction of the [Master Administrator], shall disburse Available Funds, including the amounts deposited in the Collection Account from the Cash Reserve Account pursuant to Section 7.03(c) in the following priority (to the extent available) (and, if such date is also a Distribution Date, in priority to the amounts to be disbursed pursuant to subsection (b), (c) and (d) below):

                          (i) to the [Master Servicer] (or the Servicer subject to the provisions of Section 4.08), the Monthly Servicing Fee plus any accrued but unpaid Monthly Servicing Fee with respect to any prior month; and

                          (ii) to the [Master Administrator], the Monthly Subrogation Amount plus any accrued but unpaid Monthly Subrogation Amount with respect to any prior month; and

                          (iii) to the [Master Administrator], the Monthly Administrator Fee plus any accrued but unpaid Monthly Administrator Fee with respect to any prior month.

                 (b) On each Monthly Fee Date occurring prior to the Issuance Date, the Trustee, at the direction of the [Master Administrator], shall disburse the balance of Available Funds (to the extent available after making the disbursements under Section 7.04(a) owing on such date) to the holder of the Originator Certificate.

                 (c) On each Distribution Date occurring during the Interest-Only Period, the Trustee, at the direction of the [Master Administrator], shall disburse the balance of Available Funds (to the extent available after making the disbursements under Section 7.04(a) owing on such date) in the following priority:

                     (i) to the Investor Certificateholders, interest in an amount equal to the lesser of (A) the sum of (1) one-quarter of the Certificate Rate times the Investor Certificate Principal Balance and (2) any Shortfall and (B) the sum of the Investor's Share of the Available Distribution Amount plus the Available Subordination Amount;

                     (ii) to the holder of the Originator Certificate, in reduction of the Originator Certificate Principal Balance, an amount equal to the excess of (A) the Originator Certificate Principal Balance over (B) the Originator's Share of the aggregate Principal Balance of the Auto Loans determined as of the end of the immediately preceding Due Period;

                    (iii) to the holder of the Originator Certificate, interest in an amount equal to one-quarter of the Certificate Rate times the Originator Certificate Principal Balance;

                    (iv) to the Cash Reserve Account, an amount equal to the lesser of (A) the Aggregate Excess Interest on such Distribution Date and, (B) the Required Cash Reserve Amount minus the Available Cash Reserve Amount;

                     (v) to the holder of the Originator Certificate, an amount equal to the excess, if any, of the Aggregate Excess Interest over the amount disbursed to the Cash Reserve Account in accordance with the provisions of 7.04(c)(iv); and

                    (vi) the remainder of funds held in the Collection Account following the distributions in clauses (i) - (v) above shall be retained in the Collection Account.

                 (d) On each Distribution Date occurring during the Principal Amortization Period, the Trustee, at the direction of the [Master Administrator] shall disburse the balance of Available

Funds (to the extent available after making the disbursements under Section 7.04(a) owing on such date) in the following priority:

                     (i) to the Investor Certificateholders, interest in an amount equal to the lesser of (A) the sum of (1) one-quarter of the Certificate Rate times the Investor Certificate Principal Balance and (2) any Shortfall and (B) the sum of the Investor's Share of the Available Distribution Amount plus the Available Subordination Amount;

                     (ii) to the Investor Certificateholders, in reduction of the Investor Certificate Principal Balance, an amount equal to the lesser of (A) principal in an amount equal to the excess of (1) the Investor Certificate Principal Balance over (2) the Investor's Share of the aggregate Principal Balance of the Auto Loans determined as of the end of the immediately preceding Due Period and
         (B) the sum of the balance of the Investor's Share of the Available Distribution Amount plus the Available Subordination Amount;

                     (iii) to the holder of the Originator Certificate, interest in an amount equal to one-quarter of the Certificate Rate times the Originator Certificate Principal Balance;

                     (iv) to the holder of the Originator Certificate, in reduction of the Originator Certificate Principal Balance, an amount equal to the excess of (A) the Originator Certificate Principal Balance over (B) the Originator's Share of the aggregate Principal Balance of the Auto Loans determined as of the end of the immediately preceding Due Period;

                     (v) to the Cash Reserve Account, an amount equal to the sum of the (A) the Required Cash Reserve Amount minus (B) the Available Cash Reserve Amount;

                     (vi) to the holder of the Originator Certificate, the balance of Available Funds minus the Partial Prepayment Amount; and

                     (vii) the remainder of funds held in the Collection Account following the distribution in Clauses (i) - (vi) above shall be retained in the Collection Account.

                 (e) With respect to each reference in this Section 7.04 as to payments to Certificateholders, the Trustee shall permit the Paying Agent to disburse such Funds to the Certificateholders pursuant to Section 6.04.

                 (f) On the first Distribution Date following the Distribution Date on which the Investor Certificateholders have been paid in full, all amounts held in the Collection Account and the Cash Reserve Account, if any, shall be disbursed to the holder of the Originator Certificate and all interests of the Trust in all

Auto Loans which have an outstanding balance shall be reconveyed by the Trustee to, or at the direction of, the Sponsor. Such disbursement and reconveyance shall constitute the final payment to which the holder of the Originator Certificate is entitled with respect to its Originator's Interest pursuant to the terms of this Agreement.

                 SECTION 7.05. Reports to Certificateholders. On each Distribution Date, concurrently with the distribution to the Certificateholders, the Trustee shall furnish, or cause to be furnished by the Paying Agent to the Certificateholders, a report prepared by the [Master Administrator] substantially in the form of Exhibit G.


                                  ARTICLE VIII

                                    REMEDIES

                 SECTION 8.01. Events of Default. "Event of Default", whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

                 (a)      Default in the payment to the Investor
Certificateholders of any interest or principal due hereunder in accordance with the provisions of Section 7.04 or Section 11.01 when such payment becomes due and payable and continuance of such default for a period of three Business Days; or

                 (b) Default in the performance, or breach, of any covenant or agreement of the Sponsor in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Sponsor by the [Master Administrator] or the Trustee, or to the Sponsor, the [Master Administrator] and the Trustee by the Certificateholders of at least 50% in aggregate principal amount of the outstanding Investor Certificates a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or if, in any such case, the Sponsor shall have consented in writing that any such event shall be an Event of Default; or

                 (c) Any proceeding shall be instituted against the Sponsor (or, if the Sponsor is actively contesting the merits thereof, such proceeding is not dismissed within 90 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                 (d) The commencement by the Sponsor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Sponsor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Sponsor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Sponsor in furtherance of any such action; or

                 (e) Judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Sponsor shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

                 (f) There is a material breach of any of the representations and warranties of the Sponsor set forth in Section 3.01(a); or

                 (g) An Event of Master Servicing Termination shall have occurred and the [Master Administrator] or the Trustee has terminated the servicing responsibilities of the [Master Servicer] pursuant to Section 4.12; or

                 (h) An Event of Servicing Termination shall have occurred and the [Master Administrator] or the Trustee has terminated the servicing responsibilities of the Servicer pursuant to Section 4.14; or

                 (i) Either of the [Master Servicer] or the Servicer shall have resigned pursuant to Section 4.10; or

                 (j) An Event of Administrator Termination shall have occurred and the Trustee has terminated the administrative responsibilities of the [Master Administrator] pursuant to Section 5.07.

                 SECTION 8.02.    Declaration of Principal Amortization Event.
(a) If an Event of Default occurs under Sections 8.01(a), (c), or (d), and is continuing, the Trustee, upon a Responsible Officer receiving written notice thereof, shall promptly declare that a Principal Amortization Event has occurred, without demand, protest, or notice of any kind all of which are expressly waived by the Sponsor; provided, that, in the event any of the events described in Sections 8.01 (c) or (d) shall have occurred, an Event of Default shall automatically occur, without demand, protest, or notice of any kind all of which are expressly waived by the Sponsor. If an Event of Default occurs and is continuing, other than under Section 8.01(a), (c), or (d), then and in every such case the Trustee may at any time in the case of any such other Event of Default, or Investor Certificateholders of an aggregate Percentage of not less than 50% may instruct the Trustee to and the Trustee shall, declare that a Principal Amortization Event has occurred by a notice in writing to the Sponsor. The Trustee shall simultaneously with any declaration of any Principal Amortization Event, give notice thereof to the Rating Agency, the [Master Administrator], the [Master Servicer] and the Servicer.

                 (c) The Sponsor shall promptly (but in any event within five Business Days) notify the Trustee upon receiving actual knowledge of any event which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                 SECTION 8.03. Collection of Indebtedness and Suits for Enforcement by Trustee. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Certificateholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Trustee shall notify the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Rating Agency of any such action.

                 SECTION 8.04. Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Sponsor, or any other obligor upon the Investor Certificates, or the property of the Sponsor, or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Investor Certificates shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Sponsor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Investor Certificates or any amount owing on the Auto Loans or the other Trust Assets and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and any predecessor Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel) and of the Certificateholders allowed in such judicial proceeding; and

                          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Certificateholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor Trustee under Section 10.06.

                 (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan or reorganization, agreement, adjustment or composition affecting the Investor Certificates or the rights of any Certificateholder thereof or affecting the Auto Loans or the other Trust Assets or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                 SECTION 8.05. Trustee May Enforce Claims Without Possession of Investor Certificates. All rights of action and claims under this Agreement, the Investor Certificates, the Auto Loans or the other Trust Assets may be prosecuted and enforced by the Trustee without the possession of any of the Investor Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                 SECTION 8.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article VIII shall be deposited in the Collection Account for disbursement in accordance with the provisions of
Article VII.

                 SECTION 8.07. Limitation on Suits. No Investor Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (a) there is a continuing Event of Default and such Certificateholder has previously given written notice to the Trustee of a continuing Event of Default;

                 (b) the Investor Certificateholders of an aggregate Percentage of not less than 50% shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (c) such Investor Certificateholder or Investor Certificateholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Investor Certificateholders of a majority in aggregate principal amount of the outstanding Investor Certificates;

it being understood and intended that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Certificateholders.

                 SECTION 8.08. Restoration of Rights and Remedies. If the Trustee or any Certificateholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Certificateholder, then and in every such case, subject to any determination in such proceeding, the Sponsor, the Trustee and the Certificateholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and

\remedies of the Trustee and the Certificateholders shall continue as though no such proceeding had been instituted.

                 SECTION 8.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Investor Certificates in Section 6.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Certificateholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 8.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Certificateholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Trustee or by the Certificateholders, as the case may be.

                 SECTION 8.11. Control by Certificateholders. Investor Certificateholders of an aggregate Percentage of not less than 50% shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, that (a) such direction shall not be in conflict with any rule of law or with this Agreement, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 8.12.    Waiver of Past Defaults.  The
Certificate-holders of not less than a majority in aggregate principal amount of the outstanding Investor Certificates may on behalf of the Certificateholders of all the Investor Certificates waive any past default hereunder and its consequences, except a default:

                 (a) in the payment of the principal of or interest on any Investor Certificate, or

                 (b) in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of an aggregate Percentage of [66 2/3%] of the outstanding Investor Certificates affected, or

                 (c)      described under Section 8.01(c) or (d).

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 SECTION 8.13. Undertaking for Costs. All parties to this Agreement agree, and each Investor Certificateholder by his acceptance of an Investor Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Sponsor, to any suit instituted by the Trustee, to any suit instituted by any Certificateholder or group of Certificateholders holding in the aggregate more than 10% in principal amount of the outstanding Investor Certificates, or to any suit instituted by any Certificateholder for the enforcement of the payment of any principal of or interest on any Investor Certificate.

                 SECTION 8.14. Waiver of Stay or Extension Laws. The Sponsor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Sponsor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IX

                      LIMITATION ON LIABILITY; INDEMNITIES

                 SECTION 9.01. Liabilities of Obligors and Insurers. No obligation or liability of any Obligor under any of the Auto Loans or any insurer under any Insurance Policy is intended to be assumed by the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer, the Trust, the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer, the Trust, the

Trustee and the Certificateholders expressly disclaim such assumption.

                 SECTION 9.02. Limitation on Liability of the Sponsor, the [Master Servicer], Servicer and the [Master Administrator].

                 (a) The Sponsor, the [Master Servicer], the Servicer and the [Master Administrator], shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

                 (b) None of the Sponsor, the [Master Servicer], Servicer, or the [Master Administrator] nor any of the directors, officers, employees or agents of the Sponsor, the [Master Servicer], the Servicer, or the [Master Administrator] shall be under any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sponsor, the [Master Servicer], the Servicer, or the [Master Administrator] or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Sponsor, the [Master Servicer], the Servicer, the [Master Administrator] and any director, officer, employee or agent of the Sponsor, the [Master Servicer], the Servicer or the [Master Administrator] may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

                 SECTION 9.03. Indemnities of the [Master Servicer], the Servicer and the [Master Administrator].

                 (a) The [Master Servicer] agrees to indemnify the Trust, the Trustee, the [Master Administrator] and any of their respective directors, officers, employees or agents from, and hold them harmless against, any and all costs, expenses, losses, claims, damages (except for consequential damages) and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, the Trustee or the [Master Administrator] through:

                          (i) the [Master Servicer]'s acts or omissions in violation of this Agreement (subject to the servicing standard set forth in Section 4.01(c)); and

                          (ii) the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of the Servicer's reckless disregard of its obligations and duties hereunder;

except (x) as to clause (ii) for any losses, liability, damages, claims or expenses arising out of the actions or omissions in the performance of repossession activities in respect of Defaulted Auto Loans, and (y) as to clauses (i) and (ii), to the extent the Trustee's or the [Master Administrator]'s, as the case may be, own bad faith, willful misconduct, or negligence contributes to the cost, expense, loss, claim, damage or liability.

                 (b) The Servicer agrees to indemnify the Trust, the Trustee, and any of its directors, officers, employees or agents and the [Master Administrator], and any of its directors, officers and employees, from, and hold them harmless against, any and all losses, liabilities, damages (except for consequential damages), claims or expenses (including reasonable attorneys' fees of counsel reasonably acceptable to the Servicer) arising as a result of the Servicer's acts or omissions (subject to the servicing standard set forth in Section 4.01(c)) in violation of this Agreement except to the extent the Trustee's or the [Master Administrator]'s, as the case may be, own bad faith, willful misconduct, or negligence contributes to the loss, liability, damage, claim or expense.

                 (c) The [Master Administrator] agrees to indemnify (i) the Trust from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees of counsel reasonably acceptable to the [Master Administrator]) arising as a result of the [Master Administrator]'s acts or omissions (subject to the administration standard set forth in Section 5.01(b)) in violation of this Agreement and (ii) the Trustee, its directors, officers, employees or agents from, and hold it harmless against, any and all losses, liabilities, damages, claims, expenses (including attorneys fees and disbursements), fines or penalties, or judgments arising out of or in connection with the performance by the Trustee of its duties hereunder or in connection with the Trust, or the issuance by the Trust of the Certificates except to the extent the Trustee's own bad faith, willful misconduct or gross negligence contributes to the loss, liability, damage, claim or expense.

                 (d) This Section 9.03 shall survive the termination of this Agreement or the resignation or removal of the Trustee in respect of rights accrued prior to such resignation or removal.

                                   ARTICLE X

                                  THE TRUSTEE

                 SECTION 10.01. Certain Duties. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee (including, without limitation the duties referred to in Section 4.13, 4.15 and 5.08 during the continuance of an Event of Master Servicing Termination, an Event of Servicing Termination or an Event of Administrator Termination resulting in the appointment of the Trustee as Successor [Master Servicer], Successor Servicer or Successor [Master Administrator], respectively).

                 (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                 (c) In case an Event of Default, an Event of Master Servicing Termination (resulting in the appointment of the Trustee as Successor [Master Servicer]), an Event of Servicing Termination (resulting in the appointment of the Trustee as Successor Servicer) or an Event of Administrator Termination (resulting in the appointment of the Trustee as Successor [Master Administrator]) has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs, provided, however, that no provision in this Indenture shall be construed to limit the obligations of the Trustee to provide notices under Section 10.02.

                 (d) No provision of this Agreement shall be construed to relieve the Trustee of any obligation to exercise any of its duties under the Agreement in any case in which the Trustee has not been offered reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in the exercise of such duty.

                 (e) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) this Section shall not be construed to limit the effect of Section 10.01(a) and (b);

                          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

                          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Certificateholders of a majority (or such lesser percentage as may be specified by certain provisions hereunder) in principal amount of the outstanding Investor Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                          (iv) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 10.01.

                 (g) The Trustee shall have no liability in connection with compliance of the [Master Administrator], the [Master Servicer], the Servicer or the Sponsor with statutory or regulatory requirements related to the Trust Assets. The Trustee makes no representations or warranties with respect to the Trust Assets or the validity or sufficiency of any assignment of the Auto Loans to the Sponsor or to the Trustee.

                 SECTION 10.02. Notice of Defaults. The Trustee shall promptly (but in any event within 10 Business Days) notify the Rating Agency upon a Responsible Officer obtaining actual knowledge of any event which constitutes an Event of Default, an Event of Master Servicing Termination, an Event of Servicing Termination, or an Event of Administrator Termination or would constitute an Event of Default, an Event of Master Servicing Termination, an Event of Servicing Termination, or an Event of Administrator Termination but for the requirement that notice be given or time elapse or both. In addition, the Trustee shall, within 10 Business Days following a Responsible Officer receiving actual knowledge of any Event of Default, Event of Master Servicing Termination, Event of Servicing Termination or Event of Administrator Termination specified in the immediately preceding sentence, transmit to all Certificateholders, as their names and addresses appear in the Certificate Register notice of such event known to the Trustee, unless such default shall have been cured or waived; provided further, that this Section 10.02 shall not limit the obligations of the Trustee to provide notices expressly required by this Agreement.

                 SECTION 10.03. Certain Matters Affecting the Trustee. Subject to the provisions of Section 10.01:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) Any request or direction of any Certificateholders, the [Master Administrator], the Sponsor, the [Master Servicer] or the Servicer mentioned herein shall be in writing;

                 (c) Whenever in the performance of its duties hereunder the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate or Opinion of Counsel;

                 (d) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

                 (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) Prior to the occurrence of an Event of Default, an Event of Master Servicing Termination, an Event of Servicing Termination, or an Event of Administrator Termination, or after the curing of all Events of Default, Events of Master Servicing Termination, Events of Servicing Termination or Events of Administrator Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by Certificateholders with an aggregate Percentage of 50% or more; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the [Master Administrator] or, if paid by the Trustee, shall be reimbursed by the [Master Administrator] upon demand; and

                 (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be Affiliates of the Trustee) and the Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians (i) appointed with due care by it hereunder and (ii) in respect of the Servicer as custodian of the Loan Files hereunder.

                 SECTION 10.04. Trustee Not Liable for Certificates or Auto Loans. (a) The Trustee makes no representations as to the validity or sufficiency of this Agreement or any Related Document, the Certificates (other than the execution and authentication thereof) or of any Auto Loan. The Trustee shall not be accountable for the use or application by the Sponsor of funds paid to the Sponsor in consideration of conveyance of the Auto Loans to the Trust.

                 (b) Except with respect to the Trustee in its capacity as Successor [Master Servicer] or Successor Servicer pursuant to Article IV or Successor [Master Administrator] pursuant to Article V, the Trustee shall have no responsibility or liability for or with respect to: the validity of any security interest in any Automobile; the perfection of any such security interest (whether as of the date hereof or at any future time) or the maintenance of or the taking of any action to maintain such perfection; the existence or validity of any Auto Loan, the validity of the assignment of any Auto Loan to the Trust or of any intervening assignment; the review of any Auto Loan, any Loan File or the Electronic Ledger, the completeness of any Loan File, the receipt by it or its custodian of any Auto Loan or Loan File or (it being understood that the Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Auto Loan; the compliance by the [Master Administrator], the Sponsor or the Servicer with any covenant or the breach by the [Master Administrator], the Sponsor or the Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation; any investment of monies in the Collection Account and the Cash Reserve Account (except as specified in this Agreement) or any loss resulting therefrom; the acts or omissions of the [Master Administrator], the [Master Servicer], the Servicer or any Obligor or Dealer; any action of the [Master Administrator], the [Master Servicer] or the Servicer taken in the name of the Trustee; any action by the Trustee taken at the instruction of the [Master Administrator]. Except as provided in Article IX hereof, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates or any Auto Loan or Assignment thereof against the Trustee in its individual capacity, and the Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein.

                 SECTION 10.05. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not Trustee.

                 SECTION 10.06. The [Master Administrator] to Pay Trustee's Fees and Expenses. The [Master Administrator] agrees:

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it as Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                 (b) to reimburse the Trustee upon its request for all reasonable third-party expenses, disbursements and advances incurred or made by the Trustee in its capacity as such in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursement of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

The obligations of the [Master Administrator] under this Section 10.06 shall survive the termination of this Agreement.

                 SECTION 10.07. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times (a) be a corporation, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Account and (d) have a long-term unsecured debt rating of not less than BBB from a nationally recognized statistical rating organization or such other rating as may be acceptable to the Rating Agency. If such institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 10.07, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.07, the Trustee shall resign immediately in the manner and with the effect specified in
Section 10.08.

                 SECTION 10.08. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving 30 days' written notice thereof to the [Master Administrator], the [Master Servicer], the Servicer, the Sponsor and the Rating Agency. Upon receiving such notice of resignation, the [Master Administrator] shall promptly appoint a successor Trustee by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Sponsor, the [Master Servicer], the Servicer, the successor Trustee and the predecessor Trustee. A copy of such instrument shall be delivered to the Rating Agency. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.07 and shall fail to resign after written request therefor by the [Master Administrator], or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the [Master Administrator] may remove the Trustee. If it removes the Trustee under the authority of the immediately preceding sentence, the [Master Administrator] shall promptly appoint a successor Trustee by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Sponsor, the [Master Servicer], the Servicer, the successor Trustee and the predecessor Trustee. Copies of such instrument shall also be delivered by the [Master Administrator] to the Rating Agency.

                 (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this
Section 10.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 10.09.

                 SECTION 10.09. Successor Trustee. (a) Any successor Trustee appointed as provided in Section 10.08 shall execute, acknowledge and deliver to each of the [Master Administrator], the Sponsor, the [Master Servicer], the Servicer, and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee or its custodian and any related documents and statements held by it or its custodian hereunder (provided, that so long as no Event of Servicing Termination shall have occurred, the Servicer shall continue as custodian of the Loan Files hereunder); and the [Master Administrator], the Sponsor, the [Master Servicer], the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Trustee of all such rights, powers, duties and obligations.

                 (b) No successor Trustee shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 10.07.

                 (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 10.09, the Servicer shall mail notice of the succession of such Trustee hereunder to each Certificateholder at its address as shown in the Certificate Register and to the Rating Agency. If the [Master Administrator] fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Sponsor.

                 SECTION 10.10. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 10.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 SECTION 10.11. Tax Matters. (a) The [Master Administrator] shall prepare all tax returns and any other information, returns or reports, if any, that need to be filed for the Trust. The Trustee shall thereupon execute and file all such tax returns and other information, returns or reports.

                 (b) The [Master Administrator], shall take all action reasonably necessary to assure compliance with the provisions of the Code relating to (i) certain withholding requirements applicable to non-U.S. Person taxpayers; (ii) backup withholding requirements and (iii) certain taxpayer certification requirements relating to clauses (i) and (ii) above.


                                   ARTICLE XI

                                 MISCELLANEOUS

                 SECTION 11.01.  Termination of Agreement; Optional Repurchase.
(a) This Agreement and the respective obligations and responsibilities of the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate on the date (the "Trust Termination Date") which is the earlier to occur of:

                          (i)     the day after the day on which the
           Certificateholders are paid in full; and

                          (ii)    December 31, 20__.

                 (b) Upon at least 15 days' written notice to the Trustee (and to Investor Certificateholders) prior to a Distribution Date, provided the Investor Certificate Principal Balance on such Distribution Date is 10% or less of the Initial Principal Amount, the [Master Administrator] may, but is not required to, purchase as of the last day of the preceding Due Period all, but not less than all, outstanding Auto Loans at a price equal to the aggregate Principal Balances of all Auto Loans on the next preceding Distribution Date plus accrued and unpaid interest thereon at the sum of the weighted average APR through the last day of such preceding Due Period. Such price shall be deposited to the Collection Account in immediately available funds by 10:00 a.m., New York City time, on the relevant Distribution Date and the Trustee shall release (or cause its custodian to release) the Auto Loans and, if at such time the [Master Administrator] does not have possession of the Loan Files, the Loan Files to the [Master Administrator], whereupon the Investor Certificates shall no longer evidence any right or interest in the Auto Loans or the Loan Files, the Assignments, or any Insurance Policies or any proceeds of the foregoing. Upon the request of the [Master Administrator], the Trustee shall perform such other acts as reasonably requested by the [Master Administrator] and otherwise cooperate with the [Master Administrator] in connection with the transfer of the Transferred Assets pursuant to this Section 11.01(b) including, but not limited to, the execution of any Title Document to the extent necessary to effectuate the termination of such Auto Loan and the disposition of the related Automobile.

                 (c) If by the Expected Final Payment Date, the Investor Certificate Principal Balance (after giving effect to any distributions to be made on such date) is greater than zero, the Trustee on behalf of the Trust, or the [Master Administrator] on behalf of the Trustee, will use its best efforts to sell, dispose of or otherwise liquidate the Transferred Assets in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The proceeds of any such sale, disposition or liquidation of the Transferred Assets will be treated as Payments and will be immediately deposited in the Collection Account and such proceeds, in addition to the Available Funds on deposit in the Collection Account, shall be disbursed in accordance with the provisions of Section 7.04.

                 (d) The [Master Administrator] shall give the Trustee, the [Master Servicer], and the Servicer at least 30 days prior written notice of the date on which the Trust is expected to terminate in accordance with subsection 11.01(a). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 4.19 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth Business Day in the Due Period in which the final distribution in respect to the Investor Certificates is payable to the Investor Certificateholders, the Trustee shall mail to the Certificateholders a notice specifying the procedures with respect to such final distribution. The Trustee shall give a copy of such notice to the Rating Agency at the time such notice is given to Certificateholders.

                 SECTION 11.02. Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder.

                 SECTION 11.03. Amendment. (a) This Agreement may be amended from time to time by the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity or defect of, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. Such Opinion of Counsel shall be at the expense of the party requesting such amendment or, if such Amendment is required by any Rating Agency to maintain the rating issued by it on the Investor Certificates or requested by the Trustee in order to clarify any ambiguity or resolve any inconsistency, then the related Opinion of Counsel shall be at the expense of the [Master Administrator].

                 (b) This Agreement may also be amended from time to time by the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee, with the consent of the Certificateholders of not less than an aggregate Percentage of [66 2/3%] of outstanding Investor Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Auto Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the aforesaid percentage required to consent to any such amendment or (c) modify this Section 11.03(b) without the consent of the holders of all Certificates then outstanding. The [Master Administrator] may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 11.03(b). Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver.

                 (c) Promptly after the execution of any amendment or consent pursuant to this Section 11.03, the Trustee shall furnish such amendment to each Investor Certificateholder or a written summary of such amendment prepared by the [Master Administrator] and, not later than the tenth Business Day preceding the effectiveness of any such amendment, the Rating Agency.

                 (d) It shall not be necessary for the consent of Investor Certificateholders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                 (e) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                 (f)      In connection with any amendment pursuant to this
Section 11.03, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

                 SECTION 11.04. Notices. (a) All communications and notices to the parties hereto shall be in writing and delivered or mailed first class mail, postage prepaid to it at the following address:

                 If to the Sponsor:

                 ACC Consumer Finance Corporation
                 12750 High Bluff Drive
                 Suite 320
                 San Diego, Claifornia 92130

                 Facsimile Number:
                 Telephone Number:  (619) 793-6300


                 If to the [Master Administrator] or the Paying Agent:

                 ------------------------------------
                 ------------------------------------
                 Attention:
                             -----------------------------------

                 Facsimile Number:  (   )
                                          --------
                 Telephone Number:  (   )
                                          --------

                 If to the [Master Servicer]:

                 --------------------------
                 --------------------------
                 --------------------------

                 Attention:
                            ------------------------

                 Facsimile Number:  (   )
                                          --------
                 Telephone Number:  (   )
                                          --------

                 If to the Servicer:

                 ACC Consumer Finance Corporation
                 12750 High Bluff Drive
                 Suite 320
                 San Diego, California  92130
                 Attention:
                             --------------

                 Facsimile Number:
                 Telephone Number:  (619) 793-6300

                 If to the Trustee:

                 ------------------------
                 ------------------------
                 ------------------------
                 Attention:
                             -----------------------

                 Facsimile Number:         (   )
                                                 --------
                 Telephone Number:         (   )
                                                 --------

                 If to the Rating Agency:
                 -------------------------
                 -------------------------
                 -------------------------
                 Attention:

                 Facsimile Number:
                 Telephone Number:


or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

                 (b) All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed first class mail, postage prepaid at the address shown in the Certificate Register.

                 SECTION 11.05. Notices and Reports to be Delivered to the Rating Agency. On or before the later to occur of each Distribution Date and, the Business Day following its receipt thereof, the [Master Administrator] shall promptly deliver to the Rating Agency the notices, reports and certificates referred to in Sections 4.10, 4.17, 4.18, 4.19 and 7.05 which notices, reports and certificates are required to be delivered to the [Master Administrator] by the [Master Servicer] and the Servicer. Each report or certificate specified in Sections 4.17(b), 4.18 and 4.19 shall be accompanied by a certificate of the [Master Administrator] certifying that (a) the [Master Administrator] has reviewed such report and that nothing came to its attention based on such review which would lead it to believe that such report or certificate was not accurate or in compliance with the terms of this Agreement governing the content and preparation of such report or certificate except as specified therein or as to which it shall believe to be immaterial and (b) that the [Master Administrator] has no actual knowledge of any event that has occurred and is continuing which constitutes an Event of Default, an Event of Master Servicing Termination, an Event of Servicing Termination, or an Event of Administrator Termination or would constitute such an event but for the requirement that notice be given or time elapse or both.

                 SECTION 11.06. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                 SECTION 11.07. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 SECTION 11.08. Certificates Nonassessable and Fully Paid. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 6.01 and 6.02, each Certificate shall be deemed fully paid.

                 SECTION 11.09. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, of the Certificates or the rights of the Certificateholders.

                 SECTION 11.10. No Proceedings. The [Master Servicer], the Servicer, the [Master Administrator] and the Trustee each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Sponsor or the Trust any proceeding of the type referred to in Section 8.01(c) so long as there shall not have elapsed one year plus one day since the Trust Termination Date.

                 SECTION 11.11. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                 (b) THE Sponsor, THE [MASTER SERVICER], THE ORIGINATOR, THE SERVICER, THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11.04 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE Sponsor, THE [MASTER SERVICER], THE ORIGINATOR, THE SERVICER, THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE Sponsor, THE [MASTER SERVICER], THE ORIGINATOR, THE SERVICER, THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                 (c) THE Sponsor, THE [MASTER SERVICER], THE ORIGINATOR, THE SERVICER, THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                 SECTION 11.12. Counterparts. This Agreement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this ____ day of ________, 199_.


                                        ACC CONSUMER FINANCE CORPORATION
                                        as Sponsor


                                        By
                                          --------------------------------
                                          Name:
                                          Title:


                                        ACC CONSUMER FINANCE CORPORATION


                                        ----------------------------------
                                        as Servicer

                                        --------------------------------,
                                        as [Master Administrator]


                                        By
                                          ------------------------------
                                          Name:
                                          Title:

                                        --------------------------------,
                                        as [Master Servicer]


                                        By
                                          -----------------------------
                                          Name:
                                          Title:


                                        --------------------------------,
                                        as Originator


                                        By
                                          ----------------------------
                                          Name:
                                          Title:


                                        -------------------------------,
                                        as Trustee



                                        By
                                          ------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                         [FORM OF PURCHASE ASSIGNMENT]

         PURCHASE ASSIGNMENT, dated as of __________, 199_ between ACC Consumer Finance Corporation (the "Sponsor") and ____________________, as Trustee (the "Trustee").

         1. We refer to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________, 199_, by and among the Sponsor; _________________________________, as [Master Administrator];
_____________________________________, as [Master Servicer]; ______________, as
Originator and Servicer; and the Trustee. All provisions of such Pooling and Servicing Agreement are incorporated by reference. All capitalized terms shall have the meanings set forth in the Pooling and Servicing Agreement.

         2. The Sponsor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust, without recourse, and the Trust does hereby purchase, all right, title and interest of the Sponsor in, to and under the Transferred Assets listed on Schedule 1 hereto.

         3.  The Sponsor does hereby certify:

                 (i) the representations and warranties of the Sponsor, the [Master Administrator], and to its best knowledge, the [Master Servicer] and the Servicer set forth in Sections 3.01, 3.02, 4.03 and
         5.04 of the Pooling and Servicing Agreement, are true and correct on and as of the date hereof, before and after giving effect to the Purchase evidenced hereby and to the application of the proceeds therefrom, as though made on and as of such date;

                 (ii) no event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                 (iii) the Sponsor is in compliance with each of its covenants set forth in the Pooling and Servicing Agreement;

                 (iv) to the best of its knowledge, no event has occurred which constitutes an Event of Master Servicing Termination or would constitute an Event of Master

         Servicing Termination but for the requirement that notice be given or time elapse or both;

                 (v) to the best of its knowledge, no event has occurred which constitutes an Event of Servicing Termination or would constitute an Event of Servicing Termination but for the requirement that notice be given or time elapse or both;

                 (vi) no event has occurred which constitutes an Event of Administrator Termination or would constitute an Event of Administrator Termination but for the requirement that notice be given or time elapse or both; and

                 (vii) the aggregate Individual Sold Balance of the Auto Loans listed on Schedule 1 hereto to be purchased by the Trust pursuant to this Purchase Assignment is $______ which amount does not exceed the Available Purchase Amount.

         4. In consideration of the Transferred Assets sold and purchased hereby the Originator Certificate Principal Balance is increased by $__________.

                 IN WITNESS WHEREOF, the parties have caused this Purchase Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ACC CONSUMER FINANCE CORPORATION
                                        as Sponsor


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


ACKNOWLEDGED:

ACC CONSUMER FINANCE CORPORATION
  in its capacity as Servicer
  and in its capacity as custodian
  for and on behalf of the Trustee


By:
   -----------------------------
   Name:
   Title:


---------------------------------,
         as [Master Administrator]

By:
   -----------------------------
   Name:
   Title:

                                   EXHIBIT B
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                          AUTO LOAN PROTECTION POLICY

                                   EXHIBIT C
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ____________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                      BLANKET COLLATERAL PROTECTION POLICY

                                   EXHIBIT D
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ____________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                              [FORM OF ASSIGNMENT]

         ASSIGNMENT, dated as of __________, 199_ between ___________ Company, as Trustee (the "Trustee") and _________________________ [ORIGINATOR]
_________________________________.

         1. We refer to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ___________, 199_, by and among ACC Consumer Finance Corporation as Sponsor and as Servicer; ___________________________, as [Master Administrator]; _________________________, as [Master Servicer]; ________________, as Originator; and the Trustee. All provisions of such Pooling and Servicing Agreement are incorporated by reference. All capitalized terms shall have the meanings set forth in the Pooling and Servicing Agreement.

         2. Pursuant to Section 3.03 of the Pooling and Servicing Agreement, the Trust does hereby, transfer, assign, set over and convey to
[Originator]                   , without recourse or warranty, express or
implied, all right, title and interest of the Trust in, to and under the Auto Loans listed on Schedule 1 hereto (each, a "Repurchased Auto Loan") and [Originator] does hereby purchase such Auto Loans.

         3. The aggregate Repurchase Price for such [repurchased] [purchased] Auto Loan(s) is $___________.

         IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        -------------------------,
                                        as Trustee


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        [ORIGINATOR]


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


ACKNOWLEDGED:

----------------------------,
  as Originator

By:
   -----------------------------
   Name:
   Title:


--------------------------------,
  as [Master Administrator]

By:
   -----------------------------
   Name:
   Title:

                                   EXHIBIT E
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                        [FORM OF RELEASE AND ASSIGNMENT]

         RELEASE AND ASSIGNMENT, dated as of __________, 199_ between _________________, as Trustee (the "Trustee") and _______________, as Servicer
(the "Servicer").

         1. We refer to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of _________, 199_ by and among ACC Consumer Finance Corporation, as Sponsor and as Servicer; ____________________________, as [Master Administrator]; _________________________, as [Master Servicer]; ________________, as Originator; and the Trustee. All provisions of such Pooling and Servicing Agreement are incorporated by reference. All capitalized terms shall have the meanings set forth in the Pooling and Servicing Agreement.

         2. Pursuant to Section 4.07 of the Pooling and Servicing Agreement, the Trustee does hereby transfer, assign, set over and convey to the Servicer without recourse or warranty, express or implied, all right, title and interest, in, to and under the Auto Loans (and the related Loan Files) listed on Schedule 1 hereto.

         IN WITNESS WHEREOF, the parties have caused this Release and Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        -------------------------,
                                        as Trustee


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

ACKNOWLEDGED:


----------------------------,
  as Servicer


By:
   -----------------------------
   Name:
   Title:


-------------------------------,
  as [Master Administrator]


By:
   -----------------------------
   Name:
   Title:

                                   EXHIBIT F
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                           [FORM OF SERVICER REPORT]

                                   EXHIBIT G
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ____________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]

                    [FORM OF [Master Administrator] REPORT]

                (To be delivered pursuant to Section 5.11 of the
                    Pooling and Servicing Agreement on each
                         Determination Date immediately
                      preceding a Distribution Date to the
                   Trustee and the Rating Agency and pursuant
                   to Section 7.05 to the Certificateholders)

                                   EXHIBIT H
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                         [FORM OF INVESTOR CERTIFICATE]

                              INVESTOR CERTIFICATE

                            [ACC Receivables Corp.]
                              _____% Certificates


No.                                                           CUSIP No.
    ----------                                                          --------
                                                              Original Principal
                                                              Amount: $_________


                 UNLESS THIS INVESTOR CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE SPONSOR TRUST COMPANY TO THE CERTIFICATE REGISTRAR AND TRANSFER AGENT OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SPONSOR TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 This certifies that Cede & Co. (the "Investor Certificateholder") is the registered owner of a fractional undivided interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ___________, 199_, among ACC Consumer Finance Corporation, as Sponsor and as Servicer (the "Sponsor"), ___________________, as [Master Administrator] (the "[Master Administrator]"), ______________________________________, as [Master Servicer] (the "[Master
Servicer]"), ______________, as Originator (the "Originator") and ___________________, as Trustee (the "Trustee"). The Trust includes among its assets the Auto Loans, the Insurance Policies, all rights of the Sponsor under each Sale Agreement, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (the "Transferred Assets") together with all funds on deposit in the Collection Account and all funds on deposit in the Cash Reserve Account (collectively the "Trust Assets"). This Investor Certificate is described in the Agreement and is issued pursuant and subject to the Agreement and the Investor Certificateholder acknowledges and agrees to be bound by the terms and conditions of the Agreement to the same extent as if the Investor Certificateholder were a party thereto. By acceptance of this Investor Certificate the Investor Certificateholder assents to and becomes bound by the Agreement.

To the extent not defined herein, all capitalized terms have the meanings assigned in the Agreement.

                 Under the Agreement, on each Distribution Date the Trustee at the direction of the [Master Administrator] shall disburse Available Funds (to the extent available after making the disbursements of the Monthly Servicing Fee, the Monthly Subrogation Amounts and the Monthly Administrator Fee owing to the [Master Servicer] and the [Master Administrator] respectively, as the case may be on such day) in the following priority: (a) during the Interest-Only
Period: (i) to the Investor Certificateholders, interest in an amount equal to the lesser of (A) the sum of (1) one-quarter of the Certificate Rate times the Investor Certificate Principal Balance and (2) any Shortfall and (B) the sum of the Investor's Share of the Available Distribution Amount plus the Available Subordination Amount ("Investor Interest"); (ii) to the holder of the Originator Certificate, in reduction of the Originator Certificate Principal Balance, an amount equal to the excess of (A) the Originator Certificate Principal Balance over (B) Originator's Share of the aggregate Principal Balance of the Auto Loans determined as of the end of the immediately preceding Due Period ("Originator Certificate Principal"); (iii) to the holder of the Originator Certificate, interest in an amount equal to one-quarter of the Certificate Rate times the Originator Certificate Principal Balance ("Originator Certificate Interest"); (iv) to the Cash Reserve Account, an amount equal to the lesser of (A) the Aggregate Excess Interest on such Distribution Date and (B) the Required Cash Reserve Amount minus the Available Cash Reserve Amount; (v) to the Originator Certificateholder, an amount equal to the excess, if any, of the Aggregate Excess Interest over the amount disbursed to the Cash Reserve Account in accordance with the provisions of clause (iv); and (vi) the remainder of funds held in the Collection Account following the distributions in clauses (i) - (v) above shall be retained in the Collection Account and (b) during the Principal Amortization Period: (i) to
the Investor Certificateholders, Investor Interest; (ii)        to the Investor
Certificateholders, in reduction of the Investor Certificate Principal Balance, an amount equal to the lesser of (A) principal in an amount equal to the excess of (1) the Investor Certificate Principal Balance over (2) the Investor's Share of the aggregate Principal Balance of the Auto Loans determined as of the end of the immediately preceding Due Period and (B) the sum of the balance of the Investor's Share of the Available Distribution Amount plus the Available Subordination Amount; (iii) to the holder of the Originator Certificate, Originator Certificate Interest; (iv) to the holder of the Originator Certificate, in reduction of the Originator Certificate Principal Balance, Originator Certificate Principal; (v) to the Cash Reserve Account, an amount equal to the sum of (A) the Required Cash Reserve Amount minus (B) the Available Cash Reserve Amount; and (vi) to the holder of the Originator Certificate, the balance. The Available Subordination Amount equals $___________ less all payments made to the Investor

Certificateholders in excess of the Investor's Share of the Available Distribution Amount for all Distribution Dates.

                 On the first Distribution Date following the Distribution Date on which the Investor Certificateholders have been paid in full, all amounts held in the Collection Account and the Cash Reserve Account, if any, shall be disbursed to the holder of the Originator Certificate and all interests of the Trust in all Auto Loans which have an outstanding balance shall be reconveyed by the Trustee to, or at the direction of, the Sponsor. Such disbursement and reconveyance shall constitute the final payment to which the holder of the Originator Certificate is entitled with respect to its Originator's Interest pursuant to the terms of this Agreement.

                 Distributions on this Investor Certificate will be made by same day funds to the Investor Certificateholder at the address for such Investor Certificateholder appearing on the Certificate Register on the relevant Distribution Date without the presentation or surrender of this Investor Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Investor Certificate will be made upon satisfaction of the procedures indicated in the notice mailed to the Certificateholders as stated in the Agreement.

                 The Investor Certificateholder will have the benefit of a Cash Reserve Account to compensate them to the limited extent described in the Agreement for losses and delinquencies on the Trust Assets to the extent of the lesser of the amount on deposit in the Cash Reserve Account (after giving effect to any withdrawals made in respect of the Monthly Servicing Fee and the Monthly Subrogation Amount) and the Available Subordination Amount. The amount initially on deposit in the Cash Reserve Account is $____________. In addition to withdrawals as a result of losses and delinquencies on the Auto Loans the amount required to be on deposit in the Cash Reserve Account may be reduced from time to time upon satisfaction of certain conditions set forth in the Agreement. On the first Distribution Date following the earlier to occur of
(a) payment in full of the Investor Certificates and (b) the reduction to zero of the Available Subordination Amount, the Trustee shall disburse all amounts held in the Cash Reserve Account to the Servicer.

                 The Agreement may be amended from time to time by the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity or defect of, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall not, as evidenced by an

Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                 The Agreement may also be amended from time to time by the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee, with the consent of Investor Certificateholders of not less than an aggregate Percentage of [66 2/3%], for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Auto Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the aforesaid percentage required to consent to any such amendment or (c) modify Section 11.03(b) of the Agreement without the consent of the holders of all Investor Certificates then outstanding. The [Master Administrator] may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 11.03(b) of the Agreement. Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver. Promptly after the execution of any amendment or consent pursuant to
Section 11.03 of the Agreement, the Trustee shall furnish such amendment to each Investor Certificateholder or a written summary of such amendment prepared by the [Master Administrator] and, not later than the tenth Business Day preceding the effectiveness of any such amendment, the Rating Agency. It shall not be necessary for the consent of Investor Certificateholders under Section
11.03 of the Agreement to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe. In connection with any amendment pursuant to Section 11.03 of the Agreement, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

                 No sale, transfer or other disposition of this Investor Certificate shall be permitted other than in accordance with the provisions of Sections 6.03 or 6.09 of the Agreement.

                 The Agreement and the respective obligations and responsibilities of the Sponsor, the Certificateholders, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate on the earlier of:

                          (i)     the day after the day on which the
           Certificateholders are paid in full; and

                          (ii)     December 31, 20__.

                 Upon at least 15 days' written notice to the Trustee (and to Investor Certificateholder) prior to a Distribution Date, provided the Investor Certificate Principal Balance on such Distribution Date is 10% or less of the Initial Principal Amount, the [Master Administrator] may, but is not required to, purchase as of the last day of the preceding Due Period all, but not less than all, outstanding Auto Loans at a price equal to the aggregate Principal Balances of all Auto Loans the next preceding Distribution Date plus accrued and unpaid interest thereon at the sum of the weighted average APR through the last day of such preceding Due Period. Such price shall be deposited to the Collection Account in immediately available funds by 10:00 a.m., New York City time, on the relevant Distribution Date and the Trustee shall release (or cause its custodian to release) the Auto Loans and, if at such time the [Master Administrator] does not have possession of the Loan Files, the Trustee shall release the Loan Files, to the [Master Administrator], whereupon the Investor Certificate shall no longer evidence any right or interest in the Auto Loans or the Loan Files, the Assignments, or any Insurance Policies or any proceeds of the foregoing. Upon the request of the [Master Administrator], the Trustee shall perform such other acts as reasonably requested by the [Master Administrator] and otherwise cooperate with the [Master Administrator] in connection with the transfer of the Transferred Assets pursuant to Section 11.01(b) of the Agreement including, but not limited to, the execution of (any Title Document to the extent necessary to effectuate the termination of such Auto Loan and the disposition of the related Automobile.

                 It is the intention of the Sponsor that, with respect to all Taxes, the Investor Certificates will be treated as indebtedness of the Sponsor to the Investor Certificateholders secured by the Transferred Assets (the "Intended Tax Characterization"). The Sponsor and the Trustee, by entering into the Pooling and Servicing Agreement, and each Investor Certificateholder by the purchase of this Investor Certificate, agree to report such transactions for purposes of all Taxes in a manner consistent with the Intended Tax Characterization.

                 This Investor Certificate does not represent an obligation of, or an interest in the Servicer, the Originator or the Sponsor or any Affiliate thereof. This Investor Certificate is limited in right of payment to certain collections respecting the Trust Assets, all as more specifically set forth herein and in the Agreement.

                 The holder hereof, by its acceptance of this Investor Certificate, agrees to look solely to the funds in the Collection Account to the extent available for distribution to the holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holder hereof for any amounts payable under this Investor Certificate or the Agreement.

                 This Investor Certificate does not purport to summarize the Agreement and is qualified in its entirety by the Agreement. Reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be made available for review and inspection by any Investor Certificateholder during normal business hours at the office of the Trustee, ____________________________________________upon the prior written request of the Investor Certificateholder.

                 IN WITNESS WHEREOF, [ACC Receivables Corp. has caused this Investor Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.


                                        [ACC AUTOMOBILE RECEIVABLES TRUST]


                                        By       [TRUSTEE], not in its
                                        individual capacity, but solely as
                                        Trustee


                                        By
                                          ----------------------------

                         CERTIFICATE OF AUTHENTICATION


                 This is one of the Certificates referred to in the within mentioned Agreement.




                                        [TRUSTEE], as Trustee


                                        By
                                          ----------------------------
                                          Authorized Officer


Dated:             , 199
        -----------     -

                                   ASSIGNMENT


    Social Security or other identifying number of assignee _______________.

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
___________________________________________________________________
                        (name and address of assignee)

the written certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------

 (1)     A Non U.S. Person as defined in the Code must    Note:          The signature(s) to this
         certify to the Trustee in writing as to its                     Assignment must correspond with
         Non U.S. Person status and such further                         the name(s) as written on the
         information as may be required under the Code                   face of the within certificate in
         or reasonably requested by the Trustee                          every particular without
                                                                         alteration or enlargement or any
                                                                         change whatsoever

                                   EXHIBIT I
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]

                        [FORM OF ORIGINATOR CERTIFICATE]

                             ORIGINATOR CERTIFICATE

                            [ACC Receivables Corp.]
                              _____% Interest Rate


No.                                                           CUSIP No.
    ----------                                                         --------
                                                              Original Principal
                                                              Amount: $
                                                                       ---------

                 THIS ORIGINATOR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS ORIGINATOR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

                 THIS ORIGINATOR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                 This certifies that _____________________ (the "Originator Certificateholder") is the registered owner of a fractional undivided interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ___________, 1993, among ACC Consumer Finance Corporation, as Sponsor and as Servicer (the "Sponsor"), ___________, as [Master Administrator] (the "[Master Administrator]"), _____________________________, as
[Master Servicer] (the "[Master Servicer]"), __________________, as Originator
(the "Originator") and                      , as Trustee (the "Trustee").  The
Trust includes among its assets the Auto Loans, the Insurance Policies (other than any obligation to make any payment thereunder to the Insurance Companies and taxes on premiums paid or payable thereon which shall be obligations of the [Master Administrator] during such time as _________ is the [Master Administrator], and at any time thereafter, the Sponsor), all rights of the Sponsor under each Sale Agreement, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (the "Transferred Assets") together with all funds on deposit in the Collection Account and all funds on deposit in the Cash Reserve Account (collectively the "Trust Assets"). This Originator Certificate is described in the Agreement and is issued pursuant and subject to the Agreement and the Originator Certificateholder acknowledges and agrees to be bound by the terms and conditions of the Agreement to the same extent as if the

Originator Certificateholder were a party thereto. By acceptance of this Originator Certificate the Originator Certificateholder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned in the Agreement.

                 Upon the satisfaction of the requirements contained in Section 6.02(b) of the Agreement, the Originator Certificateholder may surrender the Originator Certificate to the Trustee, and the Trustee will execute on behalf of the Trust, authenticate and deliver the Investor Certificates and a newly issued Originator Certificate.

                 On the 20th day of each month (or, if such day is not a Business Day, the following Business Day) the Trustee, at the direction of the [Master Administrator], shall disburse the balance of Available Funds (to the extent available after making the disbursements of the Monthly Servicing Fee, the Monthly Subrogation Amounts and the Monthly Administrator Fee owing to the [Master Servicer] and the [Master Administrator] respectively, as the case may be on such day) to the Originator Certificateholder. Under the Agreement, on each Distribution Date the Trustee at the direction of the [Master Administrator] shall disburse Available Funds (to the extent available after making the disbursements of the Monthly Servicing Fee, the Monthly Subrogation Amounts and the Monthly Administrator Fee owing to the [Master Servicer] and the [Master Administrator] respectively, as the case may be on such day) in the following priority: (a) during the Interest-Only Period: (i) to the Investor Certificateholders, interest in an amount equal to the lesser of (A) the sum of
(1) one-quarter of the Certificate Rate times the Investor Certificate Principal Balance and (2) any Shortfall and (B) the sum of the Investor's Share of the Available Distribution Amount plus the Available Subordination Amount ("Investor Interest"); (ii) to the Originator Certificateholder, in reduction of the Originator Certificate Principal Balance, an amount equal to the excess of (A) the Originator Certificate Principal Balance over (B) Originator's Share of the aggregate Principal Balance of the Auto Loans determined as of the end of the immediately preceding Due Period ("Originator Certificate Principal");
(iii) to the Originator Certificateholder, interest in an amount equal to one-quarter of the Certificate Rate times the Originator Certificate Principal Balance ("Originator Certificate Interest"); (iv) to the Cash Reserve Account, an amount equal to the least of (A) the Aggregate Excess Interest on such Distribution Date, (B) the Required Cash Reserve Amount minus the Available Cash Reserve Amount and (C) the Available Subordination Amount; (v) to the Originator Certificateholder, an amount equal to the excess, if any, of the Aggregate Excess Interest over the amount disbursed to the Cash Reserve Account in accordance with the provisions of clause (iv); and (vi) the remainder of funds held in the Collection Account following the distributions in clauses (i)
- (v) above shall be retained in the Collection Account and (b) during the Principal Amortization Period: (i) to the Investor

Certificateholders, Investor Interest; (ii)        to the Investor
Certificateholders, in reduction of the Investor Certificate Principal Balance, an amount equal to the lesser of (A) principal in an amount equal to the excess of (1) the Investor Certificate Principal Balance over (2) the Investor's Share of the aggregate Principal Balance of the Auto Loans determined as of the end of the immediately preceding Due Period and (B) the sum of the balance of the Investor's Share of the Available Distribution Amount plus the Available Subordination Amount; (iii) to the Originator Certificateholder, Originator Certificate Interest; (iv) to the Originator Certificateholder, in reduction of the Originator Certificate Principal Balance, Originator Certificate Principal;
(v) to the Cash Reserve Account, an amount equal to the sum of the lesser of
(A) the Required Cash Reserve Amount minus the Available Cash Reserve Amount and (B) the Available Subordination Amount; and (vi) to the Originator Certificateholder, the balance. The Available Subordination Amount equals $___________ less all payments made to the Investor Certificateholders in excess of the Investor's Share of the Available Distribution Amount for all Distribution Dates.

                 On the first Distribution Date following the Distribution Date on which the Investor Certificateholders have been paid in full, all amounts held in the Collection Account and the Cash Reserve Account, if any, shall be disbursed to the Originator Certificateholder and all interests of the Trust in all Auto Loans which have an outstanding balance shall be reconveyed by the Trustee to, or at the direction of, the Sponsor. Such disbursement and reconveyance shall constitute the final payment to which the Originator Certificateholder is entitled with respect to its Originator's Interest pursuant to the terms of this Agreement.

                 Distributions on this Originator Certificate will be made by wire transfer in immediately available funds to the account specified by the Originator Certificateholder in writing, on the relevant Distribution Date without the presentation or surrender of this Originator Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Originator Certificate will be made upon satisfaction of the procedures indicated in the notice mailed to the Certificateholders as stated in the Agreement.

                 The Agreement may be amended from time to time by the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity or defect of, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

                 The Agreement may also be amended from time to time by the Sponsor, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee, with the consent of Investor Certificateholders of not less than an aggregate Percentage of 66 2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Auto Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the aforesaid percentage required to consent to any such amendment or (c) modify Section 11.03(b) of the Agreement without the consent of the holders of all Investor Certificates then outstanding. The [Master Administrator] may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 11.03(b) of the Agreement. Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver. Promptly after the execution of any amendment or consent pursuant to
Section 11.03 of the Agreement, the Trustee shall furnish such amendment to each Originator Certificateholder or a written summary of such amendment prepared by the [Master Administrator] and, not later than the tenth Business Day preceding the effectiveness of any such amendment, the Rating Agency. It shall not be necessary for the consent of Investor Certificateholders under
Section 11.03 of the Agreement to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe. In connection with any amendment pursuant to Section 11.03 of the Agreement, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

                 No sale, transfer or other disposition of this Originator Certificate shall be permitted other than in accordance with the provisions of Sections 6.03 or 6.09 of the Agreement.

                 The Agreement and the respective obligations and responsibilities of the Sponsor, the Certificateholders, the [Master Administrator], the [Master Servicer], the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate on the earlier of:

                          (i)     the day after the day on which the
Certificateholders are paid in full; and

                          (ii)     December __, ____.

                 Upon at least __ days' written notice to the Trustee (and to Investor Certificateholder) prior to a Distribution Date, provided the Investor Certificate Principal Balance on such Distribution Date is __% or less of the Initial Principal Amount, the [Master Administrator] may, but is not required to, purchase as of the last day of the preceding Due Period all, but not less than all, outstanding Auto Loans at a price equal to the aggregate Principal Balances of all Auto Loans the next preceding Distribution Date plus accrued and unpaid interest thereon at the sum of the weighted average APR through the last day of such preceding Due Period. Such price shall be deposited to the Collection Account in immediately available funds by 10:00 a.m., New York City time, on the relevant Distribution Date and the Trustee shall release (or cause its custodian to release) the Auto Loans and, if at such time the [Master Administrator] does not have possession of the Loan Files, the Trustee shall release the Loan Files, to the [Master Administrator], whereupon the Investor Certificate shall no longer evidence any right or interest in the Auto Loans or the Loan Files, the Assignments, or any Insurance Policies or any proceeds of the foregoing. Upon the request of the [Master Administrator], the Trustee shall perform such other acts as reasonably requested by the [Master Administrator] and otherwise cooperate with the [Master Administrator] in connection with the transfer of the Transferred Assets pursuant to Section 11.01(b) of the Agreement including, but not limited to, the execution of (any Title Document to the extent necessary to effectuate the termination of such Auto Loan and the disposition of the related Automobile.

                 This Originator Certificate does not represent an obligation of, or an interest in the Servicer, the Originator or the Sponsor or any Affiliate thereof. This Originator Certificate is limited in right of payment to certain collections respecting the Trust Assets, all as more specifically set forth herein and in the Agreement.

                 The holder hereof, by its acceptance of this Originator Certificate, agrees to look solely to the funds in the Collection Account to the extent available for distribution to the holder hereof as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the holder hereof for any amounts payable under this Originator Certificate or the Agreement.

                 This Originator Certificate does not purport to summarize the Agreement and is qualified in its entirety by the Agreement. Reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be made available for review and inspection by any Originator Certificateholder during normal business hours at the office of the

Trustee, _________________________________________ upon the prior written request of the holder of the Originator Certificate.

                 IN WITNESS WHEREOF, [ACC Receivables Corp. has caused this Originator Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.


                                        [ACC AUTOMOBILE RECEIVABLES TRUST]


                                        By       [TRUSTEE], not in its
                                        individual capacity, but solely as
                                        Trustee



                                        By
                                          ----------------------------


                        CERTIFICATE OF AUTHENTICATION


                 This is one of the Originator Certificate referred to in the within mentioned Agreement.




                                        [TRUSTEE], as Trustee



                                        By
                                          -----------------------------
                                               Authorized Officer


Dated:             , 199
        -----------     -

                                   ASSIGNMENT


    Social Security or other identifying number of assignee _______________.

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
___________________________________________________________________
                        (name and address of assignee)

the written certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------

 (1)     A Non U.S. Person as defined in the Code must    Note:          The signature(s) to this
         certify to the Trustee in writing as to its                     Assignment must correspond with
         Non U.S. Person status and such further                         the name(s) as written on the
         information as may be required under the Code                   face of the within certificate in
         or reasonably requested by the Trustee                          every particular without
                                                                         alteration or enlargement or any
                                                                         change whatsoever

                                   EXHIBIT J
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_

                            [ACC Receivables Corp.]

                          [FORM OF SPONSOR AGREEMENT]

                                   EXHIBIT K
                                       TO
                        POOLING AND SERVICING AGREEMENT
                         DATED AS OF ___________, 199_
                       [ACC AUTOMOBILE RECEIVABLES TRUST]


                         [FORM OF ISSUANCE SUPPLEMENT]


                 ISSUANCE SUPPLEMENT, dated as of _______, 199_, among ACC CONSUMER FINANCE CORPORATION, a Delaware corporation, its successors and permitted assigns, as Sponsor and as Servicer (the "Sponsor" and "Servicer" respectively), ________________________________, a ________ corporation, its successors and permitted assigns as [Master Administrator] (the "[Master Administrator]"), _________________, a ________ corporation, its successors and permitted assigns, as [Master Servicer] (the "[Master Servicer]"), _________________, a ___________ corporation, its successors and permitted assigns, as Originator (the "Original"), and __________________, a ______________________ corporation, its successors and permitted assigns, as trustee (the "Trustee").


                              W I T N E S S E T H:


                 WHEREAS, Section 6.02(b) of the Agreement provides that the parties hereto shall execute and deliver an Issuance Supplement in connection with the issuance, authentication and delivery of the Investor Certificates.

                 NOW, THEREFORE, the parties agree as follows:

                 SECTION 1. (a) Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                 "CERTIFICATE RATE" means interest paid at the rate per annum equal to ___%.

                 "DISTRIBUTION DATE" means the 20th day of each [month], [month], [month] and [month] (or, if such day is not a Business Day, the next succeeding Business Day).

                 "EXPECTED FINAL PAYMENT DATE" means ____________, 199_.

                 "INITIAL PRINCIPAL AMOUNT" means $_____________.

                 "INVESTOR'S SHARE" means ___%.

                 "ISSUANCE DATE" means __________________, 199_.

                 "MAXIMUM SUBORDINATION AMOUNT" means, on any Distribution Date, an amount equal to $__________________ [the product of (a) the Originator's Share and (b) the aggregate Principal Balance of the Auto Loans determined as of the end of the calendar month immediately preceding the Issuance Date].

                 "REQUIRED CASH RESERVE AMOUNT" means _______.

                 "ORIGINATOR CERTIFICATE PRINCIPAL BALANCE" means, as of the Issuance Date, $________.

                 "ORIGINATOR'S SHARE" means ___%.

                 (b) All capitalized terms used and not defined herein, shall have the meaning specified in the Pooling and Servicing Agreement.

                 (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Issuance Supplement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Issuance Supplement or the Pooling and Servicing Agreement, as the context requires.

                 Section 2. Representations, Warranties and Covenants of the Sponsor. (a) Pursuant to this Issuance Supplement, as of the Issuance Date, the Sponsor makes the following representations and warranties:

                 (i)  the representations and warranties set forth in Section
3.01 and Section 3.02(a) of the Pooling and Servicing Agreement (such representations and warranties are incorporated by reference in this Section 2 and may be relied on as if such representations and warranties were fully set forth herein as of the Issuance Date);

                 (ii) pursuant to Section 3.02(b) of the Pooling and Servicing Agreement, with respect to each Auto Loan sold to the Sponsor pursuant to each Sale Agreement, on the date of such sale the Originator made the representations and warranties to the Sponsor as set forth in its respective Sale Agreement, copies of which have been delivered to the Trustee, the [Master Servicer] and the Servicer.

                 (iii) no event has occurred and is continuing, or would result from the execution, delivery or performance of this Issuance Supplement by the Sponsor,or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                 (iv) the Sponsor is in compliance with each of its covenants set forth herein.

                 Section 3. Representations, Warranties and Covenants of the [Master Servicer] and the Servicer. (a) Pursuant to this Issuance Supplement, as of the Issuance Date, each of the [Master Servicer] and the Servicer makes the representations and warranties set forth in Section 4.03 of the Pooling and Servicing Agreement. Such representations and warranties are incorporated by reference in this Section 3 and may be relied on by the [Master Administrator] and the Trustee as if such representations and warranties were fully set forth herein as of the Issuance Date.

                 (b) Each of the [Master Servicer] and the Servicer also represents, warrants and covenants as of the Issuance Date that no event has occurred and is continuing which constitutes an Event of Master Servicing Termination or an Event of Servicing Termination, as the case may be, or would constitute an Event of Master Servicing Termination or an Event of Servicing Termination, as the case may be, but for the requirement that notice be given or time elapse or both.

                 Section 4. Representations, Warranties and Covenants of the [Master Administrator]. (a) Pursuant to this Issuance Supplement, as of the Issuance Date, the [Master Administrator] makes the representations and warranties set forth in Section 5.04 of the Pooling and Servicing Agreement. Such representations and warranties are incorporated by reference in this
Section 4 and may be relied on by the Sponsor, the [Master Servicer], the Servicer and the Trustee as if such representations and warranties were fully set forth herein as of the Issuance Date.

                 (b) The [Master Administrator] also represents, warrants and covenants as of the Issuance Date that no event has occurred and is continuing which constitutes an Event of Administrator Termination or would constitute an Event of Administrator Termination but for the requirement that notice be given or time elapse or both.

                 Section 5. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (A) THIS ISSUANCE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                 (B) THE Sponsor, THE [MASTER SERVICER], THE SERVICER, THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION
11.04 OF THE POOLING AND SERVICING AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID.

THE Sponsor, THE [MASTER SERVICER], THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE Sponsor, THE [MASTER SERVICER], THE SERVICER, THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                 (C) THE Sponsor, THE [MASTER SERVICER], THE SERVICER, THE [MASTER ADMINISTRATOR], THE CERTIFICATE REGISTRAR AND TRANSFER AGENT, THE PAYING AGENT, AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS ISSUANCE SUPPLEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                 Section 8. Counterparts. This Issuance Supplement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Issuance Supplement to be executed by their respective officers thereunto duly authorized this ____ day of __________, 199_.

                                        ACC CONSUMER FINANCE CORPORATION
                                        as Sponsor and as Servicer


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        -------------------------------,
                                        as [Master Administrator],


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        -------------------------------,
                                        as [Master Servicer]


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        -------------------------------,
                                        as Originator


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        -------------------------------,
                                        as Trustee


                                        By:
                                           -----------------------------
                                           Name:
                                           Title: